UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
___________________________________________
Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12
SILA REALTY TRUST, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SILA REALTY TRUST, INC.
1001 Water St., Suite 800
Tampa, Florida 33602
April 11, 2023
Dear Stockholder:
You are cordially invited to attend our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 23, 2023, at 1:00 p.m. Eastern Time at our office located at 1001 Water St., Suite 800, Tampa, Florida 33602.
The matters expected to be acted upon at the meeting are described in the following Notice of the Annual Meeting and Proxy Statement.
There will be an opportunity during the meeting for your questions regarding the affairs of Sila Realty Trust, Inc. and for a discussion of the business to be considered at the meeting.
It is important that you use this opportunity to take part in the affairs of Sila Realty Trust, Inc. by voting on the business to come before this meeting. Whether or not you expect to attend the Annual Meeting and vote at the meeting, please submit your proxy by using the telephone or over the Internet as described on your proxy card or as provided in the Notice of Availability of Proxy Materials or complete, sign and date the enclosed proxy card and return it promptly in the envelope provided, so that your shares may be represented at the meeting. For special instructions on how to vote your shares, please review the Notice of Availability of Proxy Materials or instructions on the proxy card. Submitting a proxy does not deprive you of your right to attend the meeting and to vote your shares during the meeting.
We look forward to seeing you at the meeting.

Sincerely,

Michael A. Seton
Chief Executive Officer and President

SILA REALTY TRUST, INC.
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2023

To Sila Realty Trust, Inc. Stockholders:
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (“Annual Meeting”) of Sila Realty Trust, Inc., a Maryland corporation (the “Company,” "Sila," “we,” "our," or “us”), will be held on Tuesday, May 23, 2023, at 1:00 p.m. Eastern Time at our office located at 1001 Water St., Suite 800, Tampa, Florida 33602.
The purposes of the meeting are to consider and vote upon:
1. the election of six directors to hold office until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify;
2. the approval (on a non-binding advisory basis) of our executive compensation as described in this proxy statement ("say-on-pay");
3. the ratification of the appointment of KPMG LLP, or KPMG, as our independent registered public accounting firm for the year ending December 31, 2023; and
4. such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The proposals and other related matters are discussed in the following pages, which are made part of this notice.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES, "FOR" THE APPROVAL OF OUR EXECUTIVE COMPENSATION AND "FOR" THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Only stockholders of record at the close of business on March 28, 2023, or the record date, are entitled to receive this notice and to vote at the Annual Meeting. As of the close of business on the record date, there were 169,764,014 shares of our Class A common stock outstanding (including restricted Class A common stock), 16,826,155 shares of our Class I common stock outstanding, 41,222,612 shares of our Class T common stock outstanding and 0 shares of our Class T2 common stock outstanding. We reserve the right, in our sole discretion, to adjourn or postpone the Annual Meeting to provide more time to solicit proxies for the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2023.
The proxy statement, form of proxy card and annual report to stockholders are available (a) for all stockholders, other than those listed in (b), at www.proxydocs.com/sila with the use of the control number on your proxy card, and (b) for stockholders with accounts for which AXA Advisors, LLC, Ameriprise Financial, Inc., Wells Fargo Clearing Services, LLC and LPL Financial LLC act as broker-dealer of record, at www.proxyvote.com with the use of the control number on your Notice of Availability of Proxy Materials. As more fully described in the Notice of Availability of Proxy Materials, stockholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials.
Whether or not you expect to attend the Annual Meeting, we urge you to read the proxy statement and submit your proxy by telephone or over the Internet or complete, sign and date the proxy card and return it promptly in the envelope provided. For specific instructions on how to vote your shares, please refer to the Notice of Availability of Proxy Materials or instruction on the proxy card. Your prompt response will help avoid potential delays and may save the company significant additional expense associated with soliciting stockholder votes. You may revoke your proxy at any time prior to its exercise.

Sincerely,
By Order of the Board of Directors

Kay C. Neely
Chief Financial Officer, Executive Vice President, Treasurer and Secretary
Tampa, Florida
April 11, 2023
PLEASE VOTE - YOUR VOTE IS IMPORTANT

2022 Business and Performance Highlights
We are a public, non-traded real estate investment trust ("REIT") that invests in high-quality healthcare properties leased to long-term tenants. We are primarily focused on investing in healthcare assets across the continuum of care, with an emphasis on lower cost patient settings, which generate predictable, durable and growing income streams. Our leadership team is highly focused on setting an example established by our core values: integrity, accountability, communication and teamwork. This approach establishes our foundation of excellence, which we believe can be discerned in the best-in-class delivery to the Company and our stockholders. The year 2022 was highlighted by solid operating results.

Strong Operational Results
•Adjusted Funds from Operations (AFFO)[1]: $121.5 million
•Same store cash net operating income, or (same-store cash NOI)[1]: $149.5 million
•Maintained high leasing: 99.5% weighted average leased
•Weighted average remaining lease term: 9.3 years

Maintained A Strong Balance Sheet With Emphasis on Managing Interest Rate Risk
•Net debt leverage ratio: 23.7% of adjusted fair value of real estate investments
•Maintained over $500 million in liquidity (via cash on hand and availability under our credit facility), as of December 31, 2022, to fund future growth opportunities and general corporate purposes
•Managed interest rate risk with effective hedges to produce a weighted average interest rate of 3.4%
•No debt maturing until December 2025 (with extensions at our option)

Board of Directors Refreshment to Bring Relevant Experience and Diverse Perspectives
•Ms. Z. Jamie Behar and Ms. Verett Mims joined the Company's board of directors replacing two prior board members. Ms. Behar and Ms. Mims bring significant relevant business experience to our board of directors and add to the diverse perspectives in oversight of the Company.

(1)Non-GAAP financial measure. For definitions and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures, see Appendix A.

SILA REALTY TRUST, INC.
(A Maryland Corporation)

SILA REALTY TRUST, INC.
1001 Water St., Suite 800
Tampa, Florida 33602
PROXY STATEMENT
QUESTIONS AND ANSWERS
This proxy statement is being provided to Sila's stockholders as of the record date as part of a solicitation of proxies by Sila’s Board of Directors (the “Board” or "Board of Directors") for use at the Annual Meeting and any adjournment or postponement thereof. This proxy statement provides Sila's stockholders with important information they need to know to be able to vote, or instruct their bank, broker, trust or other nominee to vote, at the Annual Meeting or any adjournment or postponement thereof.
To make this information easier to understand, we have presented some of the information below in a question and answer format.

Q:	Why did I receive this proxy statement?

A:	The Board is soliciting your proxy to vote your shares of the Company’s common stock at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission, or the SEC, and is designed to assist you in voting. This proxy statement, along with either a proxy card, or Notice of Availability of Proxy Materials (the "Notice"), as applicable, are being distributed to stockholders on or about April 11, 2023. You do not need to attend the Annual Meeting in order to vote.

Q:	What is a proxy?

A:
A proxy is a person who votes the shares of stock of another person who does not attend a meeting. When you give your proxy by telephone or over the Internet, or return a proxy card, you are authorizing us to vote your shares of common stock at the Annual Meeting. The person who will vote your shares of common stock at the Annual Meeting is either Michael A. Seton or Kay C. Neely. They will vote your shares of common stock as you instruct. The proxies will not vote your shares of common stock if you do not submit your proxy by telephone or over the Internet or return a proxy card. This is why it is important for you to submit your proxy by telephone or over the Internet or return a proxy card to us as soon as possible whether or not you plan on attending the meeting in person. If you authorize your proxy by telephone or over the Internet or sign and return the proxy card, and give no instructions, the proxies will vote "FOR" each of the director nominees, "FOR" our executive compensation and "FOR" the ratification of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the Board or, in the absence of such a recommendation, in their discretion.

If you authorize your proxy over the Internet or by telephone, please do not return your proxy card.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Tuesday, May 23, 2023, at 1:00 p.m. Eastern Time at our office at 1001 Water St., Suite 800, Tampa, Florida 33602.

Q:	If I plan to attend the annual meeting in person, should I notify anyone?

A:	While you are not required to notify anyone in order to attend the Annual Meeting, we would appreciate it if you would call us at 833-404-4107 to let us know how many stockholders will be attending the meeting and a suitable meeting room for the attendees can be prepared, or mark the appropriate box on the proxy card.

Q:	How many shares of common stock can vote?

A:
As of the close of business on March 28, 2023, or the record date, there were 169,764,014 shares of our Class A common stock outstanding (including restricted Class A common stock), 16,826,155 shares of our Class I common stock outstanding, 41,222,612 shares of our Class T common stock outstanding and 0 shares of our Class T2 common stock outstanding. Every stockholder of record as of the close of business on March 28, 2023, is entitled to one vote for each share of common stock held at that date and time. Fractional shares will have corresponding fractional votes. For purposes of this proxy statement, when we refer to common stock, we are referring to Class A common stock, Class I common stock, Class T common stock and Class T2 common stock. Shares of Class A common stock, Class I common stock, Class T common stock and Class T2 common stock vote together as a single class, and each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders.

Q:	What is a “quorum”?

A:
There must be a quorum present in order for the Annual Meeting to be a duly held meeting at which business can be conducted. In order to have a quorum for the transaction of business by the holders of common stock, holders of common stock entitled to cast at least 50% of all the votes entitled to be cast by the holders of common stock at the Annual Meeting on any matter must be present in person or by proxy. As of the record date, there were 227,812,781 shares of common stock outstanding (including restricted Class A common stock), held by approximately 64,434 holders of record. Each share of common stock is entitled to one vote on each proposal presented at the Annual Meeting. If you submit a properly executed proxy, even if you abstain from voting or do not give instructions for voting, then you will at least be considered part of the quorum. Broker non-votes will also be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

Q:	What may I vote on?

A:	At the Annual Meeting, you will be asked to consider and vote upon: (i) the election of six directors, each to hold office for a one-year term expiring at the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualify; (ii) the approval of our executive compensation as described in this proxy statement; (iii) the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2023; and (iv) such other business as may properly come before the Annual Meeting or any adjournment or postponement.

Q:	How does the Board recommend I vote on the proposals?

A:
The Board unanimously recommends that you vote your shares “FOR” each of the nominees for election as director who are named as such in this proxy statement, "FOR" our executive compensation as described in this proxy statement and “FOR” the ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2023. No director has informed us that he or she intends to oppose any action intended to be taken by us.

Q:	Who is entitled to vote?

A:	Anyone who owned our common stock at the close of business on the record date is entitled to vote at the Annual Meeting.

Q:	What vote is required to approve each proposal that comes before the Annual Meeting?

A:
Proposal No. 1 — Election of Directors. The holders of a majority of the shares of common stock of the Company entitled to vote who are present in person or by proxy at a meeting of stockholders duly called at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect a director. This means that a nominee for the Board needs to receive more votes "for" his or her election than the number of votes "against" plus the number of abstentions plus the number of shares present but not voted in his or her election in order to be elected to the Board. Because of this requirement, “abstain” votes and broker non-votes will have the effect of a vote against each nominee for the Board. If an incumbent nominee for the Board fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies.

Proposal No. 2 — Non-Binding Advisory Vote on Executive Compensation. While the proposal to approve the compensation for our named executive officers ("NEOs") as described in this proxy statement is non-binding, we will consider the input of stockholders based on the vote of at least a majority of all the votes cast on the proposal. For purposes of this proposal, abstentions and broker non-votes, if any, will have no impact on the outcome of the vote.

Proposal No. 3 — Ratification of Appointment of Independent Registered Public Accounting Firm. To approve the ratification of the appointment of KPMG, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will have no impact on the proposal to ratify the appointment of KPMG.

Q:	How do I vote?

A:
You may vote your shares of common stock either in person or by proxy. In order to vote in person, you must attend the Annual Meeting. Whether you plan to attend the Annual Meeting and vote in person or not, we urge you to have your vote recorded. Stockholders may submit their proxy via mail, using the provided proxy card. In addition, stockholders who live in the United States may authorize a proxy by following the “Vote by Phone” instructions on the Notice or provided proxy card. Stockholders with Internet access may submit a proxy by following the “Vote by Internet” instructions on the Notice or provided proxy card. The telephone and the Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded. If the telephone or the Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. If you attend the Annual Meeting, you also may submit your vote in person, and any previous votes or proxies that you submitted will be superseded by the vote that you cast at the Annual Meeting. However, attendance at the Annual Meeting without voting your shares is not sufficient to revoke any previously authorized proxy. If you authorize your proxy by telephone or over the Internet or return your signed proxy card, but do not indicate how you wish to vote, your shares of common stock will be counted as present for purposes of determining a quorum and voted: (i) “FOR” each of the nominees for director, (ii) “FOR” our named executive officer compensation as described in this proxy statement, (iii) “FOR” ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2023 and (iv) with respect to any other proposals to be voted upon in the absence of a recommendation of the Board, in the discretion of the proxies. If you hold your shares in "street name" (that is, through a broker, bank or other nominee), your broker, bank or other nominee will not vote your shares unless you provide instructions to your broker, bank or other nominee on how to vote your shares. You should instruct your broker, bank or other nominee how to vote your shares by following the voting instructions provided by your broker, bank or other nominee.

Q:	Will my vote make a difference?

A:
Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the Annual Meeting to constitute a quorum. THEREFORE, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of the Company and welcome your attendance at the Annual Meeting.

Q:	What if I return my proxy and then change my mind?

A:	You have the right to revoke your proxy at any time before the vote by:

(1) Notifying Kay C. Neely, our Chief Financial Officer, Executive Vice President, Treasurer and Secretary, in writing at our offices located at 1001 Water St., Suite 800 Tampa, Florida 33602;

(2) Attending the Annual Meeting and voting; or

(3) Authorizing another proxy again at a later date using the same procedure as set forth above, but before the Annual Meeting date. Only the most recent proxy authorization or vote will be counted and all others will be discarded regardless of the method of voting.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than the election of directors, the advisory vote on our executive compensation, and the ratification of our auditor, if any other business is properly presented at the Annual Meeting, your proxy gives authority to Michael A. Seton, our Chief Executive Officer and President, and Kay C. Neely, our Chief Financial Officer, Executive Vice President, Treasurer and Secretary, to vote on such matters in their discretion.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:	No. In addition to mailing proxy solicitation material, our directors, officers or employees, as well as third-party proxy service companies we retain, may also solicit proxies in person, by telephone or by any other electronic means of communication we deem appropriate. No additional compensation will be paid to our directors, officers or employees for such services. We have retained Mediant Communications, Inc. ("Mediant") to assist us in the distribution of proxy materials and solicitation of votes. We anticipate the costs of services incidental to the proxy solicitation to be approximately $148,600, excluding out of pocket expenses.

Q:	Who pays the cost of this proxy solicitation?

A:	We will pay all the costs of soliciting these proxies. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	How will I receive my proxy materials for the Annual Meeting?

A:	Beginning on or about April 11, 2023, proxy materials (including the proxy statement, proxy card, and annual report) for the Annual Meeting will be sent via e-mail or mail to our stockholders of record in accordance with their preference, if indicated previously. If a preference has not been specified, we will either mail to those stockholders our proxy materials or a Notice which contains instructions on how to access our materials by mail, e-mail, or on the Internet. In accordance with the SEC notice and access rule, the Notice allows us to provide our stockholders with the information they need to vote through various means, while lowering the costs of print and delivery and reducing the environmental impact of the Annual Meeting. The Notice is not a proxy and may not be used to authorize a proxy to vote your shares. If you receive a Notice this year, you will not receive paper copies of the Proxy Materials unless you request the materials by following the instructions on the Notice or by accessing the website identified on the Notice.

Q:	If I share my residence with another stockholder of the Company, how many copies of the proxy statement should I receive?

A:	The SEC has adopted a rule concerning the delivery of disclosure documents that allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus, notice of availability of proxy materials, or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and the Company. It reduces the volume of duplicative information received at your household and helps the Company reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy or voting instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Mediant at (844) 391-3599 or write to P.O. Box 8035, Cary, North Carolina 27512-9916. If you are a stockholder that receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent.

Q:	Whom should I call if I have any questions?

A:	If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement voting instructions, or a proxy card, you should contact:

Sila Realty Trust, Inc. Attn: Kay C. Neely, Secretary 1001 Water St., Suite 800 Tampa, Florida 33602 (833) 404-4107 Mediant Communications, Inc. P.O. Box 8035 Cary, North Carolina 27512-9916 (844) 391-3599

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
At the Annual Meeting, you and the other stockholders will vote on the election of all six members of the Board. Persons elected will serve as directors until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The Board has nominated the following people for re-election as directors:
•Jonathan Kuchin
•Michael A. Seton
•Z. Jamie Behar
•Adrienne Kirby
•Verett Mims
•Roger Pratt
Each of the nominees for director is a current member of the Board. The principal occupation and certain other information about the nominees are set forth below. We are not aware of any family relationship among any of the nominees to become directors or any of the executive officers of the Company. Each of the nominees for election as a director has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a director, except that such nominees have agreed to serve as our directors if elected.
If you authorize your proxy by telephone or over the Internet, or if you return a properly executed proxy card, the individuals named as the proxies will vote your shares for the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the Board may reduce its size, designate a substitute nominee, or fill the vacancy through a majority vote of the remaining directors (including a majority of the remaining independent directors if the vacancy relates to an independent director position). If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.
Vote Required; Recommendation
The holders of a majority of the shares of common stock of the Company entitled to vote who are present in person or by proxy at a meeting of stockholders duly called at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect a director. This means that a nominee for the Board needs to receive more votes "for" his or her election than the number of votes "against" plus the number of abstentions plus the number of shares present but not voted in his or her election in order to be elected to the Board. Because of this requirement, “abstain” votes and broker non-votes will have the effect of a vote against each nominee for the Board. If an incumbent nominee for the Board fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies.
THE BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE “FOR” EACH OF THE SIX NOMINEES FOR ELECTION AS DIRECTORS.

CERTAIN INFORMATION ABOUT OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Board of Directors
In accordance with applicable law and our charter and bylaws, the business and affairs of the Company are managed under the direction of the Board.
Board Membership Criteria and Selection of Directors
The Board annually reviews the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the Board. This assessment includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or healthcare industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflicts of interest with the Company and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by the Board will be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.
The Board is responsible for selecting its own nominees and recommending them for election by the stockholders. Each of our nominees was recommended by the Nominating and Corporate Governance Committee (the "NCG Committee") of the Board. Pursuant to our bylaws, however, the independent directors must nominate replacements for any vacancies among the independent director positions. All director nominees then stand for election by the stockholders annually.
In its nomination review process, the Board solicits candidate recommendations from its own members and management of the Company. From time to time, we may employ or pay a fee to a third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, if we determine such action to be in the best interests of the Company. The fees paid are discussed below under “Role of the Compensation Consultant.”
The NCG Committee of the Board also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. The NCG Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm) compiling names of potentially eligible candidates, vetting candidates’ qualifications, conducting background and reference checks, conducting interviews with candidates and/or others (as schedules permit), meeting to consider and recommend final candidates to the Board and, as appropriate, preparing and presenting to the Board an analysis with regard to particular, recommended candidates. It is the policy of the NCG Committee to consider any director candidates recommended by stockholders of the Company in the same manner in which it evaluates other potential nominees, so long as the information regarding director candidates recommended by stockholders is submitted in compliance with the Company’s charter and bylaws. Stockholders may directly nominate potential directors for consideration at an annual meeting (without the recommendation of the Board) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.
In considering possible candidates for election as a director, the Board is guided by the principle that each director should: (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to base advice and guidance to management in the conduct of our real estate investment and management activities; (iv) have sufficient time available to devote to our affairs; and (v) represent the long-term interests of our stockholders as a whole. The Board regularly assesses the composition and diversity of its members, in the broadest sense, reflecting, but not limited to, age, experience, skills, geography, gender and ethnicity. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Director Nominees
The Board has nominated each of the following individuals for election as a director to serve until our 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify. Messrs. Kuchin and Pratt and Mss. Kirby, Behar, and Mims qualify as independent directors.

Name	Age	Positions
Jonathan Kuchin	71	Chair of the Board (Independent)
Adrienne Kirby	69	Director (Independent)
Roger Pratt	70	Director (Independent)
Z. Jamie Behar	65	Director (Independent)
Verett Mims	60	Director (Independent)
Michael A. Seton	50	Chief Executive Officer, President and Director
Jonathan Kuchin has been an independent director of Sila since April 2014. Mr. Kuchin is Chair of the Board and is a member of the Audit Committee, of which he was chair from July 2014 to March 31, 2023. Mr. Kuchin has more than 29 years of experience in public accounting, focusing on public companies and their financial and tax issues, including accounting for income taxes, initial public offerings, public financings, mergers and acquisitions, executive compensation issues, and implementation and compliance with the Sarbanes-Oxley Act of 2002. Mr. Kuchin served as an independent director of Carter Validus Mission Critical REIT, Inc. from March 2011 to October 2019. From 1997 until his retirement in 2010, Mr. Kuchin served in various positions with PricewaterhouseCoopers, most recently as a tax partner, 2004 – 2010, where he focused on public and private REIT clients, SEC reporting aspects of public REITs, including accounting for income taxes and uncertainty of income taxes, as well as compliance with the Sarbanes-Oxley Act. From October 1988 to July 1997, Mr. Kuchin held various positions with Coopers & Lybrand, culminating in partnership. Mr. Kuchin obtained a bachelor’s in business economics from the University of California, Santa Barbara in 1981 and is licensed as a certified public accountant. Mr. Kuchin was selected to serve as an independent director because of his significant real estate industry experience and his expansive knowledge in public accounting and tax.
Adrienne Kirby became an independent director and member of the Audit Committee and the NCG Committee of Sila in April 2021. In 2022, she became chair of the Compensation Committee and relinquished her position on the Audit Committee. Since 2019, Ms. Kirby has served on the board of directors of three private companies, MedVet, Greenway Health and TrellisRX until its sale in May of 2022. She joined the board of another private company, TigerConnect, in October of 2022. Prior to these board positions, Ms. Kirby had a forty-year career in healthcare with extensive leadership experience. Most recently, she served in several leadership capacities with Cooper University Health Care: Executive Chairman and Chief Executive Officer (2018 – 2019), President and Chief Executive Officer (2013 –2018), and Senior Vice President and Chief Operating Officer (2012 – 2013). In these roles, Ms. Kirby led the implementation of strategic plans and partnerships resulting in key growth outcomes, the transformation from a safety net hospital to a regional academic tertiary care center with a new medical school and advanced programs in cancer, cardiac, trauma and surgical care, extensive facility acquisition, development and expansion initiatives, and other pivotal partnerships, initiatives and transformations, significantly improving the company’s financial performance and achieving unprecedented volume growth and several bond rating upgrades. From 2010 to 2012, Ms. Kirby worked for MedStar Health, a nine-hospital healthcare system with operations in Washington, D.C. and throughout Maryland, as Senior Vice President, MedStar and President, Franklin Square Medical Center. Previously, Ms. Kirby worked for Virtua Health, the largest health system in southern New Jersey, performing in various leadership roles from 1999 to 2010, including Chief Operating Officer of Virtua Voorhees Hospital, Ambulatory Services and Programs of Excellence. Earlier in her career, Ms. Kirby held various positions with Christina Care, the University of Pennsylvania Medical Center, and Hahnemann University. Ms. Kirby earned a bachelor’s degree in nursing from Rutgers University and a master’s degree and a Ph.D. from the University of Pennsylvania. Ms. Kirby was selected to serve as an independent director because of her significant experience leading and operating healthcare systems.
Roger Pratt has been an independent director of Sila since July 2018. Mr. Pratt is Chair of the Company's NCG Committee and is a member of the Compensation Committee. Mr. Pratt was the Managing Director for Prudential Real Estate Investors (PREI) from 1995 until his retirement in 2014. In this capacity, he served as a senior leader at PREI, which over the course of his 32-year career with PREI became a global real estate manager with over $50 billion in gross assets. Mr. Pratt held various roles with PREI and entities affiliated with Prudential: (1) member of the U.S., Latin American and Global Investment and Management Committees of PREI (1995 – 2013); (2) Co-Chief Risk & Investment Officer of PREI (2012 – 2014); (3) US Senior Portfolio Manager of PREI (1995 – 2011); (4) directing role for PREI’s US Single Client accounts (1997 – 2011); (5) directing role for PREI’s Senior Housing platform (2003 – 2010); (6) Co-founder and Senior Portfolio Manager of PRISA III (2003 – 2010); (7) Senior Portfolio Manager of PRISA II (1995 – 2011); and (8) Portfolio Manager of PREI (1992 – 1995). From 1982 to 1992, Mr. Pratt served in various capacities with the Prudential Realty Group (PRG) as an asset manager and later served as the head of PRG’s New Jersey regional office and cohead of PRG’s national development portfolio. On behalf of PRISA II, Mr. Pratt served on the board of trustees of Starwood Hotels and Resorts Worldwide, Inc. (1997 – 1999) (formerly NYSE: HOT). Previously, he served as a Community Development Planner for the State of North Carolina (1976 – 1980). He also served as Senior Advisor to the Elite International Investment Fund (2016-2021). Mr. Pratt serves on the Wood Center Real Estate Studies Advisory Board at the University of North Carolina, the Board of Directors of the Schumann Fund for New Jersey, and the Board of Directors of The George Washington University Museum and The Textile Museum in Washington, D.C. He is also an Emeritus Trustee of the Foundation Board of the Mason School of Business at the College of William and Mary. Mr. Pratt earned a master of regional planning in 1976 from the University of North Carolina, a master of business administration in 1982 as a Dean’s Scholar from the University of North Carolina, and a bachelor of arts degree from the College of William and Mary in 1974, graduating Phi Beta Kappa. Mr. Pratt was selected to serve as an independent director because of his significant real estate and capital markets experience.
Z. Jamie Behar was elected to our Board on March 18, 2022 (but effective June 1, 2022). Ms. Behar is a member of the NCG Committee and Chair of the Audit Committee (effective April 1, 2023). She has been a director of Armour Residential REIT, Inc. (“Armour”) since August 2019, and is a member of the Audit Committee. Ms. Behar joined the board of directors of Shurgard Self Storage Ltd. upon the company’s IPO in October 2018, and serves as Chair of the Investment Committee and as a member of the Audit Committee. In October 2019, Ms. Behar joined the board of directors of Benefit Street Partners Multifamily Trust, a non-traded REIT, and serves as Lead Director. From 2005 to 2015, Ms. Behar was Managing Director, Real Estate & Alternative Investments, for GM Investment Management Corporation (“GMIMCo”), having previously served as Portfolio Manager at GMIMCo for 19 years. Ms. Behar was responsible for the management of approximately $12 billion (at peak portfolio value) of primarily private market and publicly traded real estate on behalf of both General Motors Company and other unaffiliated clients. Ms. Behar’s previous public real estate company board of director positions include Sunstone Hotel Investors (2004-2020), Forest City Realty Trust (2017-2018), Gramercy Property Trust (2015-2018) and the Broadstone Real Estate Access Fund (2018-2022), and she also served as a member of the board of directors of Hospitality Europe, B.V., a private pan-European hotel company (1998-2006). Ms. Behar is a member of the Real Estate Investment Advisory Council of the National Association of Real Estate Investment Trusts (“NAREIT”), and serves as co-chair of the Pension Real Estate Association (“PREA”) Governance Committee and as a member of the PREA Research Committee. Ms. Behar was on the board of directors of PREA from March 2008 through March 2014, having held the position of Board Chair from March 2010 to March 2011. Ms. Behar holds a B.S.E (magna cum laude) from The Wharton School, University of Pennsylvania, an M.B.A. from Columbia University Graduate School of Business, and the Chartered Financial Analyst (CFA) designation. In December 2018, Ms. Behar was the recipient of NAREIT’s E. Lawrence Miller Industry Achievement Award for her contributions to the REIT industry. Ms. Behar was selected to serve as an independent director because she has significant experience with REITs and in the real estate sector generally, as well as extensive prior board experience.
Verett Mims was elected to our Board on March 18, 2022 (but effective June 1, 2022). Ms. Mims is a member of both the Compensation Committee and the Audit Committee. Ms. Mims currently serves on the board of directors of Sunstone Hotel Investors. She is also currently the Chief Financial Officer at Blum Capital Partners, L.P., a long-term strategic equity investment management firm where she has led a team of seasoned accounting / finance professionals with responsibility for the Financial, Operations, Compliance and Tax functions of the firm since 2020. Prior to joining Blum Capital, Ms. Mims worked at The Boeing Company from 2002 through early 2020. During her 18-year tenure at Boeing, Ms. Mims held several positions including Director, International Finance and the Assistant Treasurer, Global Treasury Operations. Ms. Mims had oversight of the foreign exchange, commodity and inflation hedging portfolio, cash investments and global banking infrastructure and her notable contributions include the development of tech-driven processes and systems that drove efficiency, multimillion-dollar cost savings, and operational excellence. Prior to joining Boeing, Ms. Mims spent seven years in sales serving as a strategic advisor to match foreign exchange solutions with corporate clients’ risk profiles at Citibank, NationsBank and Bank of Montreal where she pioneered an early Salesforce-like client management system and built a profitable book of business. Ms. Mims currently serves on the board of Illinois Humanities. She has previously served on the boards of Arts & Business Council of Chicago, San Miguel Schools of Chicago, Illinois Student Assistance Commission, Southern University MBA Board of Advisors, the Muntu Dance Theatre of Chicago, and most recently Steppenwolf Theatre of Chicago. Ms. Mims holds an M.B.A. from the Stanford University Graduate School of Business, an M.S. in physics from Massachusetts Institute of Technology, and a B.S. in physics from Southern University and A&M College. Ms. Mims was selected to serve as an independent director because of her prior board experience, extensive experience in senior-executive level positions, and experience in enterprise risk, accounting, and finance.
Michael A. Seton has served as a director of Sila since July 2018, Chief Executive Officer since April 2018 and as President since March 2015. Mr. Seton has more than 25 years of real estate investment and finance experience. He has served in various roles with the Company and entities affiliated with the Company: (1) Chief Executive Officer of Carter Validus Mission Critical REIT, Inc. (April 2018 – October 2019) and President (March 2015 – October 2019); (2) President of Carter/Validus Advisors, LLC (April 2012 – October 2019), member of the Investment Committee (November 2010 – October 2019), Chief Executive Officer (April 2018 – October 2019), Co-Chief Executive Officer (August 2015 –April 2018), Chief

Investment Officer and Executive Vice President (July 2011 – April 2012), Vice President (November 2010 – July 2011), Chief Financial Officer (March 2010 – November 2010); (3) Chief Executive Officer of Carter Validus Advisors II, LLC (April 2018 – September 2020), Co-Chief Executive Officer (August 2015 – April 2018), President (January 2013 – September 2020), and member of the Investment Committee (January 2013 – September 2020); (4) Co-founder and Chief Executive Officer of Carter Validus REIT Management Company II, LLC (June 2012 – September 2020), Co-Chief Executive Officer (July 2015 – April 2018), and President (January 2013 – September 2020); (5) Co-founder and Chief Executive Officer of Carter/Validus REIT Investment Management Company, LLC (August 2009 – October 2019), Co-Chief Executive Officer (July 2015 – April 2018), and President (December 2009 – October 2019); (6) Chief Executive Officer of CV REIT Management Company, LLC (March 2018 – September 2020) and Co-Chief Executive Officer (October 2015 – April 2018); (7) Chief Executive Officer of CV Data Center Growth & Income Fund Manager, LLC (May 2018 – December 2019); and (8) member of the Investment Committee of CV Data Center Growth & Income REIT Advisors, LLC (May 2018 – December 2019). Previously, Mr. Seton was a Managing Director and Division Head in the Originations Group at Eurohypo AG (including its predecessor organizations, now part of Commerzbank AG) from December 1996 until June 2009. In this role, Mr. Seton led a team of professionals in the origination, structuring, documentation, closing and syndication of real estate financings for private developers, traded and non-traded public real estate investment trusts, and real estate operating companies. Real estate finance transactions in which Mr. Seton was involved included both on and off-balance sheet executions, including senior debt and mezzanine financings. Mr. Seton obtained a Bachelor of Science in economics from Vanderbilt University in 1994.
Attendance at Board Meetings and the Annual Stockholder Meeting
The Board held six meetings during the fiscal year ended December 31, 2022. Each of our directors in 2022 attended at least 75% of the aggregate of the total number of Board meetings held during the period for which he or she served as a director and of the aggregate total number of meetings held by all committees of the Board on which he or she served during the periods in which he or she served. Although we do not have a formal policy regarding attendance by members of the Board at our Annual Meeting, we encourage all of our directors to attend. Mr. Seton and Ms. Behar attended the 2022 Annual Meeting of Stockholders.
Director Independence
A majority of the members of the Board qualify as “independent directors” as affirmatively determined by the Board. Our stock is not listed for trading on any national securities exchange; however, our independent directors meet the current independence and qualifications requirements of the New York Stock Exchange. As required by our bylaws, a majority of the members of each committee of the Board are independent directors. The Board consults with our legal counsel and counsel to the independent directors, as applicable, to ensure that the determinations of the Board are consistent with our governance documents, and applicable securities and other laws and regulations regarding the definition of “independent director.”
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the Board has determined that Messrs. Kuchin and Pratt and Mss. Kirby, Behar and Mims who comprise a majority of our board, qualify as independent directors. See Appendix B for our independent director definition, which meets the requirements of the New York Stock Exchange and other terms in our bylaws.
Committees of our Board of Directors
Audit Committee
As of the date of this proxy statement, the Audit Committee is composed of Ms. Behar, Mr. Kuchin and Ms. Mims. The Audit Committee reports regularly to the full board and annually evaluates its performance. The Audit Committee meets periodically during the year, usually in conjunction with regular meetings of the Board. The Audit Committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews, with the independent registered public accounting firm, plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal controls. The Board has adopted a charter for the Audit Committee that sets forth its specific functions and responsibilities. The Audit Committee charter can be located on our website at investors.silarealtytrust.com by clicking on "About Us," "Governance Documents," and then on "Audit Committee Charter."
Although our stock is not listed for trading on any national securities exchange, all three members of the Audit Committee meet the current independence and qualifications requirements of the New York Stock Exchange, as well as other terms in our bylaws and applicable rules and regulations of the SEC. While all three members of the Audit Committee have significant financial and/or accounting experience, the Board has determined that Ms. Behar satisfies the SEC’s requirements for an “audit committee financial expert” and has designated Ms. Behar as our Audit Committee financial expert. The Audit Committee met seven times during 2022.
Compensation Committee
The Compensation Committee has overall responsibility for approving and evaluating all compensation plans, policies, and our programs as they affect the executive officers, including reviewing the Company’s goals and objectives relevant to compensation, reviewing and approving base salaries, incentive compensation and supplemental or special benefits, reviewing and approving employment agreements, making recommendations to the Board regarding incentive compensation plans and equity-based plans, administering the Company’s incentive compensation plans and equity-based plans, reviewing disclosures in this proxy statement and compliance with SEC rules and regulations, monitoring and evaluating the Company’s exposure to risk in connection with compensation to the Company's NEOs, and performing any other functions deemed appropriate.
Without limiting the generality of this overall responsibility, the responsibilities of the Compensation Committee include: (a) reviewing and approving (or making recommendations to the Board regarding approval of) the Company’s corporate goals and objectives relevant to the compensation of the chief executive officer and evaluating the chief executive officer’s performance in light of such goals and objectives; (b) reviewing and approving (or making recommendations to the Board regarding approval of) base salary, incentive compensation and supplemental or special benefits, with respect to the executive officers other than the chief executive officer; (c) reviewing and approving (or making recommendations to the Board regarding approval of) executive officers’ employment agreements, severance agreements, and change of control agreements/provisions; (d) with respect to executive officers other than the chief executive officer, reviewing and recommending to the Board compensation, incentive compensation plans and equity based-plans; (e) administering the Company’s incentive compensation plans and equity-based plans as in effect and as adopted from time to time by the Board; (f) reviewing and approving new equity compensation plans or any material changes to an existing plan where stockholder approval has not been obtained; (g) reviewing and approving any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement; (h) ensuring appropriate overall corporate performance measures and goals are set and determining the extent that established goals have been achieved and any related compensation earned; (i) reviewing and discussing with the Company’s management the compensation-related disclosures required to be included in the Company’s annual proxy statement or annual report on Form 10-K to be filed with the SEC, and producing related reports on executive compensation to the extent required; (j) to the extent applicable, overseeing the Company’s policies regarding tax deductibility of executive compensation, provided that the Compensation Committee retains the flexibility to pay compensation that is not eligible for deduction under Section 162(m) as it deems appropriate; (k) overseeing the Company’s compliance with applicable SEC rules and regulations regarding stockholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes; (l) monitoring and evaluating the Company’s exposure to risk in connection with executive and director compensation; and (m) performing such other functions and having such other powers consistent with the Company’s charter and bylaws and governing law as the Compensation Committee or the Board may deem appropriate.
The Compensation Committee may form and delegate authority to subcommittees when appropriate. The Board may assign any duties of the Compensation Committee to another committee of the Board in whole or in part from time to time as the Board may determine subject to applicable laws and regulations.
Mr. Seton, our Chief Executive Officer, may participate in general meetings of the Compensation Committee; however, he does not participate in any discussions determining his own compensation. Mr. Seton may, upon request from the Compensation Committee, provide the Compensation Committee with data pertinent to his and the other executive officers’ performance, particularly in regards to the individual objectives of each executive.
From time to time, the Compensation Committee may employ or pay a fee to a third party to assist the Compensation Committee in applying the Company’s compensation philosophy toward designing a compensation program for executive officers, analyzing current compensation conditions among the Company’s peers and assessing the competitiveness and appropriateness of compensation levels for executive officers, recommending compensation programs it deems advisable, and making specific recommendations to the Compensation Committee. In 2022, the Compensation Committee engaged Ferguson Partners Consulting L.P., or FPC. For further discussion regarding the scope of services provided by FPC, see below under “Role of the Compensation Consultant.”
As of the date of this proxy statement, the members of the Compensation Committee are Ms. Kirby, Ms. Mims and Mr. Pratt, all three of whom are independent directors. The Compensation Committee met six times during 2022. The Compensation Committee charter can be located on our website at investors.silarealtytrust.com by clicking on "About Us," “Governance Documents,” and then on “Compensation Committee Charter.”

Nominating and Corporate Governance Committee
The NCG Committee develops the criteria necessary for prospective members of the Board and participates in the consideration of director nominees. The primary functions of our NCG Committee relating to the consideration of director nominees are to conduct searches and interviews for prospective director candidates, if necessary, review background information for all candidates for the Board, including those recommended by stockholders, and formally propose the slate of director nominees for election by the stockholders at the annual meeting. It is the policy of the NCG Committee to consider any director candidates recommended by stockholders of the Company in the same manner in which it evaluates other potential nominees, so long as the information regarding director candidates recommended by stockholders is submitted to the committee in compliance with the Company’s charter and bylaws. The NCG Committee charter can be located on our website at investors.silarealtytrust.com by clicking on "About Us," “Governance Documents,” and then on “Nominating and Corporate Governance Committee Charter.”
As of the date of this proxy statement, the members of our NCG Committee are Mr. Pratt, Ms. Behar, and Ms. Kirby, all of whom are independent directors. The NCG Committee met one time during 2022.
Communication with Directors
We have established procedures for stockholders or other interested parties to communicate directly with the Board. Such parties can contact the Board by mail at: Chair of Board of Sila Realty Trust, Inc. c/o Corporate Secretary, 1001 Water St., Suite 800 Tampa, Florida 33602.
The chair of the Board will receive all communications made by these means, and will distribute such communications to such member or members of the Board as he deems appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded to members of the Audit Committee for review.
Board Leadership Structure
The Board believes that independent oversight of management is an important component of an effective Board of Directors. The Board believes it is important to select the chair of the Board and our Chief Executive Officer in the manner it considers to be in our best interests at any given point in time. The members of the Board possess considerable business experience and in-depth knowledge of the issues we face, and we believe are therefore in the best position to evaluate our needs and how best to organize our leadership structure to meet those needs. The Chair and the Chief Executive Officer positions may be filled by one individual or by two different individuals.
The Board currently operates under a leadership structure with separate roles for our chair of the Board and our Chief Executive Officer. Mr. Kuchin, an independent director of the Board, was elected by the Board as chair of the Board effective July 28, 2020. As chair of the Board, Mr. Kuchin presides over meetings of the Board, and Mr. Seton, as our Chief Executive Officer, is responsible for the general management of our business, financial affairs, day-to-day operations and presides over the annual meeting of stockholders.
The Board also believes, for the reasons set forth below, that our existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many companies seek to achieve by separating the roles of chair of the Board and chief executive officer. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, our executive officers. Some of the relevant processes and other corporate governance practices include:
•A majority of our directors, including the chair of the Board, are independent directors. Each director is an equal participant in decisions made by the Board. The Audit Committee, NCG Committee and Compensation Committee are composed entirely of independent directors.
•Each of our directors is elected annually by our stockholders.
The Role of the Board of Directors in Risk Oversight
The Board oversees our stockholders’ interest in the long-term health and the overall success of the Company and its financial strength.
The Board is actively involved in overseeing risk management for the Company. It does so, in part, through its oversight of our property acquisitions and assumptions of debt, as well as its oversight of the Company’s executive officers.
In addition, our Audit Committee is responsible for assisting the Board in overseeing the Company’s management of risks related to financial reporting. Our Audit Committee has general responsibility for overseeing the accounting and financial processes of the Company, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the adequacy of the Company’s internal control over financial reporting. Our Audit Committee reviews any potential material issues that are raised related to the Company’s financial statements or accounting policies. Additionally, in connection with the annual audit of the Company’s financial statements, our Audit Committee conducts a detailed review with the Company’s independent auditors of the accounting policies used by the Company and its financial statement presentation.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that is applicable to all members of the Board, our officers and our employees. The policy may be found on our website at investors.silarealtytrust.com by clicking on “About Us,” “Governance Documents,” and then on “Code of Business Conduct and Ethics.” If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website as necessary. In addition, the Board has adopted a Policy on Inside Information and Insider Trading, which precludes the Company’s officers, directors and employees and their relatives from trading in the Company’s securities while in possession of inside information about the Company and disclosing inside information to others, among other restrictions. The Policy on Inside Information and Insider Trading also provides guidelines around public disclosure and Rule 10b5-1 pre-planned trading programs.
Director and Officer Stock Ownership Guidelines
Our Board of Directors believes that the alignment of directors’ and executive officers’ interests with those of our stockholders is strengthened when Board members and executive officers are also stockholders. Therefore, our Board of Directors has adopted minimum stock ownership guidelines under which directors and executive officers are expected to acquire shares of our Company’s common stock with a value at least equal to (1) (a) six (for the Chief Executive Officer), (b) four (for non-employee directors) or (c) three (for executive officers, other than the Chief Executive Officer), multiplied by the annual cash retainer paid for serving on the Board (if a director) or the base salary (if an executive officer). The directors and executive officers are expected to currently satisfy at least the minimum guidelines or beginning on the five year anniversary of the date the individual becomes a director or executive officer, as applicable. Both executive officers and non-employee directors must retain 50% of equity awards (net after-tax) until the holding requirement is met. Shares directly owned and unvested time-based restricted stock are included as “owned” for purposes of these guidelines, and unearned performance-based restricted stock units are excluded. All of our directors and executive officers are expected to be in compliance with these minimum guidelines within the time period described above.
Compensation of Directors
Director Compensation
Our director compensation policy is described further below and applies to all directors who are not employees of the Company. Mr. Seton, as an employee of the Company, does not receive any compensation for his service on the Board. All other directors receive cash compensation and equity compensation which is in the form of restricted shares of Class A common stock of the Company. The Company maintains minimum stock ownership requirements for directors.
Independent Director Cash Compensation
On March 28, 2022, the Board approved the following annual compensation amounts for our independent directors.
•Each of our independent directors receives an annual cash base retainer of $90,000;
•The chair of the Audit Committee receives an additional annual cash amount of $20,000 and the other Audit Committee members each receive an additional annual cash amount of $10,000 (prior to March 28, 2022, the chair of the Audit Committee received an additional annual cash amount of $15,000 and the other Audit Committee members received $2,500 for each regularly scheduled Audit Committee meeting);
•The chair of the Board receives an additional annual cash amount of $50,000;
•The chair of the Compensation Committee receives an additional annual cash amount of $15,000 and the other Compensation Committee members each receive and additional annual cash amount of $7,500 (prior to March 28, 2022, the chair of the Compensation Committee received an additional annual cash amount of $10,000 and the other Compensation Committee members each received $1,500 for each regularly scheduled meeting); and
•The chair of the NCG Committee receives an additional annual cash amount of $15,000 and the other NCG Committee members each receive and additional annual cash amount of $7,500 (prior to March 28, 2022, the chair of the NCG

Committee received an additional annual cash amount of $10,000 and the other NCG Committee members each received $1,500 for each regularly scheduled meeting).
Equity Awards
Each of our independent directors receives an annual grant of $90,000 in restricted shares of Class A common stock at the most recently determined estimated net asset value per share, issued as awards pursuant to the Company’s Amended and Restated 2014 Restricted Share Plan ("A&R Incentive Plan"). The restricted stock issued to our independent directors vest over a one-year period.
Reimbursements and Other Fees
We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees in accordance with our expense reimbursement policies.
Director Resignations
On March 18, 2022, Ronald Rayevich and Randall Greene informed the Board that they would not stand for re-election to the Board at the Annual Meeting of the Stockholders in 2022. Mssrs. Greene and Rayevich both indicated that this decision was not a result of any disagreement with our Board on any matter relating to our operations, policies, or practices. Mr. Greene's departure was effective May 31, 2022. Mr. Rayevich's departure was effective July 7, 2022.
Director Compensation Table
The following table sets forth certain information with respect to our director compensation during the year ended December 31, 2022:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensations Earnings	All Other Compensation		Total
Jonathan Kuchin (1)	$164,000	$90,000	$—	$—	$—	$6,729	(2)	$260,729
Randall Greene (3)	$59,726	$—	$—	$—	$—	$3,226	(2)	$62,952
Roger Pratt (1)	$112,250	$90,000	$—	$—	$—	$6,717	(2)	$208,967
Ronald Rayevich (3)	$54,726	$—	$—	$—	$—	$3,743	(2)	$58,469
Adrienne Kirby (1)	$110,083	$90,000	$—	$—	$—	$3,975	(2)	$204,058
Michael A. Seton (4)	$—	$—	$—	$—	$—	$—		$—
Verett Mims (1) (5)	$62,750	$95,753	$—	$—	$—	$1,863	(2)	$160,366
Jamie Behar (1) (5)	$61,250	$95,753	$—	$—	$—	$1,863	(2)	$158,866

(1)On July 1, 2022, the independent director was awarded 10,976 restricted shares of Class A common stock, respectively, in connection with his or her re-election to the Board. The grant date fair value of the stock was $8.20 per share for an aggregate amount of $90,000. As of December 31, 2022, all of the 10,976 shares of Class A common stock remain unvested.
(2)Reflects the dividends on unvested restricted Class A common stock.
(3)On March 18, 2022, Ronald Rayevich and Randall Greene informed the board of the directors they would not stand for re-election. Mr. Greene subsequently resigned effective May 31, 2022. Mr. Rayevich's departure was effective July 7, 2022.
(4)For compensation information regarding Michael A. Seton, see "Compensation and Other Information Concerning Executive Officers - Summary Compensation Table".
(5)On June 1, 2022, the independent director was awarded 702 restricted shares of Class A common stock, respectively, in connection with her appointment to the Board. The grant date fair value of the stock was $8.20 per share for an aggregate amount of $5,753. All of the 702 shares of Class A common stock vested on July 1, 2022.

Executive Officers of the Company
The following individuals currently serve as our executive officers:

Name	Age	Positions
Michael A. Seton	50	President and Chief Executive Officer
Kay C. Neely	46	Chief Financial Officer, Executive Vice President, Treasurer and Secretary
Jon C. Sajeski	41	Chief Investment Officer
Jason C. Reed	53	Chief Administrative Officer
Robert R. Labenski	57	Chief Accounting Officer
For biographical information regarding Michael A. Seton, see “Certain Information About Our Board of Directors and Executive Officers-Board of Directors-Director Nominees”.
Kay C. Neely has served as Chief Financial Officer and Treasurer of Sila since September 2018, as Secretary of Sila since June 2019, as a member of the Management Committee of Sila since September 2020, and as Executive Vice President since March 2022. Ms. Neely has approximately 22 years of real estate accounting, finance and operations experience. Since 2016, she has served in various roles with the Company and entities affiliated with the Company: (1) Chief Financial Officer and Treasurer of Carter Validus Advisors II, LLC (September 2018 – September 2020) and Secretary (June 2019 – September 2020); (2) Chief Financial Officer, Treasurer and Secretary of Carter Validus REIT Management Company II, LLC (June 2019 – September 2020); (3) Executive Vice President of Finance and Accounting of CV Data Center Growth & Income REIT Advisors, LLC (November 2018 – December 2019); (4) President of CV Data Center Growth & Income Fund Manager, LLC (June 2019 – December 2019); (5) Chief Executive Officer of CV Data Center Real Estate Management Services, LLC (June 2019 – December 2019); (6) Senior Vice President of Accounting of Carter/Validus Advisors, LLC (January 2016 – June 2019); (7) Chief Financial Officer, Treasurer and Secretary of Carter Validus Mission Critical REIT, Inc. (June 2019 – October 2019); (8) Chief Financial Officer and Secretary of Carter/Validus Advisors, LLC (June 2019 – October 2019); (9) Chief Financial Officer, Treasurer and Secretary of Carter/Validus REIT Investment Management Company, LLC (June 2019 – October 2019); and (10) Senior Vice President of Accounting of Carter Validus Advisors II, LLC (January 2016 – September 2018). Ms. Neely served in various capacities at KPMG LLP (1999 – 2016), most recently as Associate Director of Audit Resource Management, where she managed the daily operations and financial planning for audit practices in 10 offices located in the Southeast and Puerto Rico, which consisted of over 400 audit partners, managers and staff. Earlier Ms. Neely held various positions, including in her capacity as an audit senior manager, handling the planning, organization, staffing and administration of audit engagements for public and private entities primarily in the real estate sector, including real estate investment trusts and investment funds. Ms. Neely graduated in the top 10% of her class at Emory University, Goizueta Business School in 1998 with a bachelor of business administration with concentrations in accounting and finance and is a licensed certified public accountant.
Jon C. Sajeski has served as the Chief Investment Officer and a member of the Management Committee of Sila since September 2020. He is responsible for managing the Company’s healthcare platform, while continuing to enhance its national footprint. Mr. Sajeski has almost 20 years of experience in numerous facets of healthcare real estate including acquisitions, asset management, development, financing, leasing and property management. Mr. Sajeski has served in various roles with the Company and entities affiliated with the Company: (1) Chief Investment Officer, Healthcare of Carter Validus Advisors II, LLC (June 2019 – September 2020), member of the Investment Committee (April 2020 – September 2020), Chief Acquisition Officer and Senior Vice President, Healthcare Investment Management (September 2018 – June 2019), and Vice President, Healthcare Acquisitions (February 2016 – September 2018); and (2) Chief Acquisitions Officer and Senior Vice President, Healthcare Investment Management of Carter/Validus Advisors, LLC (September 2018 – June 2019) and Vice President, Healthcare Acquisitions (February 2016 – September 2018). He began his career at Rendina Healthcare Real Estate in February 2004, where he worked in numerous departments and gained extensive knowledge and experience in healthcare and healthcare-related real estate. Mr. Sajeski served as Vice President of Acquisitions and Leasing of Rendina Healthcare Real Estate (March 2015 – February 2016), as Vice President of Business Development and Leasing (April 2014 – March 2015), and as Vice President of the affiliated property management company (March 2013 – April 2014). Mr. Sajeski received a bachelor of science in real estate and finance from Florida State University in 2003.
Jason C. Reed has served as the Chief Administrative Officer of Sila since July 2021 and a member of the Management Committee of Sila since September 2020. Mr. Reed has more than 20 years of real estate experience in complex global real estate transactions, law and management. Since February 2018, Mr. Reed has served in various roles with the Company and entities affiliated with the Company: (1) Chief Investment Officer, Data Centers of Sila Realty Trust, Inc. (September 2020 - July 2021); (2) Chief Investment Officer, Data Centers of Carter Validus Advisors II, LLC (June 2019 – September 2020), member of the Investment Committee (April 2020 – September 2020), Senior Vice President, Data Center Investment Management (November 2018 – June 2019), and Chief Acquisition Officer (February 2018 – November 2018); (3) Senior Vice

President, Data Center Investment Management of Carter/Validus Advisors, LLC (November 2018 – October 2019), and Chief Acquisition Officer (February 2018 – November 2018); and (4) Chief Investment Officer of CV Data Center Growth & Income REIT Advisors, LLC (November 2018 – December 2019) and Chief Acquisition Officer (April 2018 – November 2018). Previously, from June 2017 to February 2018, Mr. Reed served as a principal of Longview Real Estate Advisors, LLC, where he was responsible for the firm's acquisitions, leasing and management strategy. From January 2016 to September 2017, Mr. Reed served as the Senior Vice President, Global Real Estate at Equinix, Inc., where he was responsible for overseeing investments across 22 countries and 44 metropolitan areas. From March 2003 to January 2016, Mr. Reed served in various roles at Level 3 Communications (currently known as Lumen Technologies), most recently as Vice President, Global Real Estate and Facilities, where he was responsible for the strategic planning, investment and management of the firm’s real estate across North America, EMEA, and Latin America. Mr. Reed received a bachelor of science in business administration in June 1992, a juris doctor in May 1996 and master of laws in taxation in June 1997 from the University of Denver.
Robert R. Labenski has served as the Chief Accounting Officer of Sila since August 2022. Mr. Labenski has 35 years of accounting and SEC experience focusing exclusively on real estate companies, specifically REITs. Prior to joining the Company, Mr. Labenski was an audit partner at RSM US LLP since January 2020, where he was a member of the national real estate practice serving as lead audit partner on various real estate companies, including REITs. Before joining RSM, Mr. Labenski was an audit partner with KPMG LLP where he spent more than 32 years. He was the lead audit partner on 17 different public REITs over the course of his career serving various real estate product types including: healthcare, hotels, office, retail, self-storage, multi-family, single family rental and industrial. He was a member of KPMG’s national real estate leadership team for 20 years, responsible for the audit functions of the US Building, Construction and Real Estate practice in both the mid-Atlantic (2004-2012) and Southeast regions (2000- 2004 and 2012-2020). Mr. Labenski also held various other positions within KPMG, including the Jacksonville, Florida Office Managing Partner (2014-2018), Southeast region Asset Management Practice Leader (2018-2020) and Southeast partner in charge of university recruiting (2001-2004). Mr. Labenski is well versed in the rules and regulations issued by the SEC, PCAOB, FASB and AICPA, having provided guidance to REITs on proposed transactions, internal control structuring, corporate governance and technical accounting and reporting matters. Mr. Labenski received a Bachelors of Science in Accounting from Boston College in 1987 and is a licensed Certified Public Accountant in the State of Florida.

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS
Compensation Discussion and Analysis
This Compensation Discussion and Analysis outlines the principles underlying our executive compensation policies and decisions as it relates to the Company’s NEOs. Our NEOs for 2022 were:

Named Executive Officers
Michael A. Seton	President and Chief Executive Officer (CEO)
Kay C. Neely	Chief Financial Officer, Executive Vice President, Treasurer and Secretary (CFO)
Jon C. Sajeski	Chief Investment Officer
Jason C. Reed	Chief Administrative Officer
Robert R. Labenski(1)	Chief Accounting Officer
Jamie A. Yoakum(2)	Former Chief Accounting Officer

(1)    On July 8, 2022, Mr. Labenski was appointed Chief Accounting Officer of the Company, effective August 3, 2022.
(2)     On May 12, 2022, the Company terminated the employment of Mr. Yoakum, effective immediately. Ms. Neely served as Chief Accounting Officer until Mr. Labenski commenced employment. See "Summary Compensation Table."
Summary of the Executive Compensation Program

What We Reward
•Successful execution of the annual business plan and the achievement of key financial metrics
•Decision-making that yields expected long-term value creation for stockholders
•Sustained growth over the long-term and the successful execution of our long-term strategic business plan

How We Link Pay to Performance
•Inclusion of key financial metrics in our annual cash incentive plan to ensure NEOs are rewarded for performance relative to our annual budget
•Long-term incentives composed of a mix of performance-based units and time-based restricted stock awards, linking a substantial portion of pay opportunity to long-term performance
•Majority of total target pay opportunity is at-risk and tied to the Company performance

How We Assess Pay
•Overall target total compensation opportunity is assessed for competitiveness relative to a peer group of comparable REITs
•The structure of our executive compensation program is reviewed relative to the peer group, general best practices and governance standards

Based on our annual assessment of market practices and our compensation objectives, we have implemented a pay-for-performance compensation structure that includes the following key elements:

	Description	Objective

Base Salary	Fixed level of compensation	Reviewed annually with reference to market-competitive base salary, background, knowledge, skills, and performance.

Annual Incentive Program	AFFO[1] ($ millions)	Award determinations under the annual incentive program are based on quantitative and qualitative factors set by the Compensation Committee each year that are designed to be consistent with our annual business plan.
(CEO: 25%; Others: 20%)

G&A Expense ($ millions)
(CEO: 15%; Others: 10%)

Acquisition Volume ($ millions)
	(CEO: 15%; Others: 10%)	The payouts under the annual incentive program are based on the achievement of certain threshold, target and maximum levels of corporate and individual performance metrics that are designed to be challenging but achievable.

Discretionary; Assessment of Corporate Performance / Adherence to Core Values
(CEO: 30%; Others: 25%)

Individual Goals
(CEO: 15%; Others: 35%)

Long-Term Incentives	Average 3-Year Same-Store Cash NOI[1] Growth	Performance-based equity awards are intended to encourage our NEOs to focus on sustaining our long-term performance, thus minimizing the risk of our NEOs focusing on short-term gains at the expense of our long-term performance
(50%)

	Ratable Vesting over 4 Years	Time-based equity awards promote retention, encourage long-term performance to maximize share value and dividends paid to our stockholders, and promote an ownership mentality by our NEOs.
(50%)

(1)Non-GAAP financial measure. For definitions and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures, see Appendix A.
Compensation Objectives and Philosophy
Our executive compensation program is designed to accomplish the following key objectives:
•attract, motivate and retain highly qualified executives;
•align incentive compensation with annual and long-term performance objectives based on challenging but achievable goals;
•employ a balanced compensation structure that encourages prudent growth and does not encourage excessive risk taking; and
•ensure a high degree of alignment of the interests of our executives and our stockholders.

The Company applied this philosophy in establishing our executive compensation program. The Compensation Committee reviews the components of our executive compensation program annually to ensure that they continue to meet the evolving strategy of the Company.
Roles and Responsibilities
In determining compensation for our NEOs, we employ the following process:
•Role of the Compensation Committee: The Compensation Committee of the Board (composed entirely of independent directors) operates under a written charter and is responsible for establishing and approving the terms of the compensation of the Company’s NEOs. The Compensation Committee is responsible for: (a) determining and approving target pay opportunities for each of the NEOs; (b) establishing and annually reviewing corporate goals and objectives related to incentive compensation programs; (c) assessing performance related to such goals and objectives; and (d) administering equity-based awards. Additionally, the Compensation Committee makes recommendations to the Board with respect to the compensation of non-employee directors.
•Role of the CEO: Our CEO is consulted by the Compensation Committee with respect to the performance goals used in our incentive compensation programs. The Compensation Committee retains the authority to set all such performance goals. Our CEO plays an important role in setting compensation for other NEOs by providing the Compensation Committee with an evaluation of their performance and suggested changes to annual target pay opportunities. To the extent that any discussions are held regarding Mr. Seton’s own compensation, Mr. Seton will recuse himself from any such discussion and not participate in any resulting decisions.
•Role of the Compensation Consultant: The Compensation Committee has the sole authority to retain any compensation consultant and to approve such consultant’s fees and other retention terms. In accordance with this authority, the Compensation Committee retained Ferguson Partners Consulting L.P. (“FPC”) as its independent compensation consultant with respect to 2022 NEO compensation. In 2022, the Compensation Committee directed FPC to, among other things: (a) assist in applying our compensation philosophy toward designing a compensation program; (b) analyze the competitiveness and appropriateness of compensation levels for NEOs relative to a peer group of comparable REITs (discussed further below); (c) recommend to the Compensation Committee advisable compensation programs; (d) make specific recommendations related to CEO pay opportunities; and (e) assess the reasonableness of the CEO’s recommendations for other NEOs.
Peer Group
Our peer group is used as a reference point in making compensation decisions, such as determining target pay opportunities and developing cash bonus and long-term incentive award ranges and practices. Each year, the Company (in consultation with FPC) reviews the peer group to ensure each peer continues to be an appropriate comparison. We reviewed our peer group based on the following criteria:
•Comparable Size – REITs within an appropriate size range in terms of total enterprise value, which we define as 0.5x to no more than 2.5x relative to our Company
•Healthcare REITs – Focus on healthcare REITs that primarily invest in similar medical properties and who we most directly compete with for investment opportunities
•Net Lease REITs – Focus on net lease REITs that invest in similar lease structures and seek to achieve similar financial performance as the Company
•Publicly Traded REITs and Public, Non-Traded REITs – Include publicly traded REITs and REITs that operate in (or recently operated in) the non-traded REIT sector

For 2022, the following companies comprised our peer group:

Peer Group for Establishing 2022 Executive Compensation
Broadstone Net Lease, Inc.	Healthcare Realty Trust Incorporated
CareTrust REIT, Inc.	InvenTrust Properties Corp.
Community Healthcare Trust Incorporated	LTC Properties, Inc.
Easterly Government Properties, Inc.	Phillips Edison & Company, Inc.
Essential Properties Realty Trust, Inc.	Physicians Realty Trust
Four Corners Property Trust, Inc.	Sabra Health Care REIT, Inc.
Global Medical REIT Inc.	Seritage Growth Properties
Peakstone Realty Trust (formerly Griffin Realty Trust, Inc)
Elements of Compensation
The three primary components of our NEO compensation program are: base salary; annual cash bonus; and long-term incentive awards, including performance-based equity awards and time-based equity awards. Our compensation programs are designed to be complementary, and to collectively serve our executive compensation objectives and philosophy. The following is a discussion of the primary elements of 2022 compensation for each of our NEOs.
Base Salary
Each NEO is entitled to receive a base salary (“Base Salary”) pursuant to the Employment Arrangements (as defined below), subject to annual review by the Compensation Committee. The following are the annual 2022 base salaries for the NEOs:

Name	2022 Base Salary
Michael A. Seton	$800,000
Kay C. Neely	$470,000
Jon C. Sajeski	$340,000
Jason C. Reed	$340,000
Robert R. Labenski	$300,000
Jamie A. Yoakum	$300,000

Annual Incentive Program
All cash bonus awards for the NEOs are made pursuant to our annual incentive programs, using a pay-for-performance structure, as follows:
•Award determinations under the annual incentive program are based on quantitative and qualitative factors set by the Compensation Committee each year that are consistent with our annual business plan.
•The payouts under the annual incentive program are based on the achievement of certain threshold, target and maximum levels of corporate and individual performance metrics.
Cash bonus opportunities are determined for each NEO at the beginning of each fiscal year by the Compensation Committee based on the review of competitive market data and internal pay considerations. Actual amounts earned by each NEO equals 50% of the target amount if threshold performance goals are satisfied and 150% of the target amounts if maximum performance goals are satisfied. For performance achievement between threshold and target, the actual amounts earned are interpolated between 50% and 100% of the target bonus. For performance achievement between target and maximum, the actual amounts earned are interpolated between 100% and 150% of the target bonus. Below are the 2022 cash bonus opportunities for each NEO:

Name	Threshold	Target	Maximum
Michael A. Seton	$540,000	$1,080,000	$1,620,000
Kay C. Neely	$235,000	$470,000	$705,000
Jon C. Sajeski	$157,500	$315,000	$472,500
Jason C. Reed	$157,500	$315,000	$472,500
Robert R. Labenski(1)	N/A	$185,000	N/A
Jamie A. Yoakum(2)	$92,500	$185,000	$277,500

(1)Mr. Labenski’s cash bonus opportunity for calendar year 2022 was set at a fixed amount equal to the target cash bonus adjusted at the discretion of the Compensation Committee (rather than being based on criteria and goals established and administered by the Board or the Compensation Committee), prorated to reflect the period from commencement of employment on August 3, 2022 through December 31, 2022. See "Summary Compensation Table."
(2)In connection with his termination from the Company on May 12, 2022, Mr. Yoakum's cash bonus for calendar year 2022 was his target annual cash bonus for 2022 prorated for the portion of the year he was employed. See "Summary Compensation Table."
For 2022, cash bonus awards were calculated under our formulaic annual incentive program with payouts based upon the achievement of performance goals that are aligned with our annual operating budget and strategic goals for the year. The 2022 cash bonus program included the following measures:

Performance Metric	CEO	Other NEOs
AFFO	25%	20%
General & Administrative (G&A) Expense	15%	10%
Acquisition Volume	15%	10%
Assessment of Other Corporate Performance	30%	25%
Individual Goals	15%	35%

At the beginning of the year, the Compensation Committee approved threshold, target and maximum goals for each of the AFFO, G&A Expense and Acquisition Volume financial metrics and qualitative performance factors that would be assessed for each individual. In February 2023, the Compensation Committee reviewed performance as compared to these performance goals as follows:

Performance Metric	Threshold	Target	Maximum	Actual Results
AFFO ($ millions)	$106.20	$114.80	$120.50	$120.90
G&A Expense ($ millions)	$30.40	$28.20	$26.90	$26.00
Acquisition Volume ($ millions)	$100.00	$150.00	$200.00	$157.20
Assessment of Other Corporate Performance(1)	1.0	3.0	5.0	3.75
Individual Goals(2)	1.0	3.0	5.0	Varies by NEO

(1)Performance under this category is based on the Compensation Committee’s qualitative assessment of key corporate performance factors that are consistent with the Company’s strategic business plan (i.e., achievement of various business initiatives, including implementation of information technology initiatives) and scored between 1.0 to 5.0, as described below.
(2)Satisfaction of individual goals and adherence to the Company’s core values that are established at the beginning of the year, are based on a qualitative review of performance for each NEO and are scored between 1.0 and 5.0, as described below.
For the assessment of other corporate performance, the Compensation Committee reviewed factors that had a significant impact on the Company’s overall performance for the year and decision-making that yielded long-term value creation for stockholders. Based on this assessment, the Compensation Committee approved a 3.75 out of 5.0 score under this goal based on the following factors:
•Implemented key initiatives with the Company to move closer to listing on a national public exchange including effectuating charter changes, enhancing internal controls and compliance consistent with being a publicly traded REIT, and instituting information technology systems and procedures for periodic financial and portfolio reporting;
•Refinanced credit facilities to lengthen debt maturities and reduce incremental cost of debt capital; executed interest rate hedging strategies to manage the risk of rising interest rates to lower relative interest costs and increase earnings; and
•Established a formal Environmental, Social and Governance strategy and implemented key initiatives in day-to-day management of the Company.
The Annual Incentive Program also included a review of individual performance for each NEO. In 2022, the Compensation Committee assessed the CEO’s performance, including his key efforts to prepare the Company for a public listing on a national stock exchange, which include effectuating key charter changes to conform to publicly traded REITs, establishing a clear market message of the Company’s position, and significantly increasing market visibility of the Company, as well as the CEO’s close collaboration with the Board to enhance corporate governance, including refreshment of the Board to represent diverse backgrounds and perspectives. Based on its assessment, the Compensation Committee approved a 4.0 out of 5.0 score for the CEO under this factor. Mr. Seton established and assessed individual performance for each of the other NEOs (with the CFO also providing input for the Chief Accounting Officer). The objectives for each NEO are intended to measure day-to-day activities that enhance and support the Company’s overall strategic and operational objectives. For the other NEOs, the CEO recommended, and the Compensation Committee approved individual scores ranging from 3.0 to 4.0.
2022 Payouts Under the Annual Incentive Program
The approved annual cash bonus awards calculated under the Annual Incentive Program were as follows:

Name	2022 Cash Bonus Award
Michael A. Seton	$1,408,904
Kay C. Neely	$607,037
Jon C. Sajeski	$379,282

Jason C. Reed	$379,282
Robert R. Labenski	$83,782
Long-Term Incentive Awards
Long-term incentive awards are designed to align NEO compensation with the long-term results of the Company and to align NEO pay with the interests of our stockholders, as follows:
•Award values are granted in a balanced mix of performance-based equity awards and time-based equity awards.
•Performance-based equity awards are intended to encourage our NEOs to focus on sustaining our long-term performance, thus minimizing the risk of our NEOs focusing on short-term gains at the expense of our long-term performance.
•Time-based equity awards are intended to promote retention, encourage long-term performance to maximize our share value and dividends paid to our stockholders, and promote an ownership mentality by our NEOs.
Long-term incentive awards for each NEO are determined at the sole discretion of the Compensation Committee at the beginning of each fiscal year based on a review of competitive market data, internal pay considerations and Company performance. The 2022 grant date fair value for each NEO was granted 50% in the form of performance-based equity awards and 50% in the form of time-based equity awards as follows:

Name	2022 Performance-Based Equity Award Value	2022 Time-Based Equity Award Value
Michael A. Seton	$1,000,000	$1,000,000
Kay C. Neely	$412,500	$412,500
Jon C. Sajeski	$137,500	$137,500
Jason C. Reed	$137,500	$137,500
Robert R. Labenski	$0	$0
Jamie A. Yoakum	$100,000	$100,000
The 2022 performance-based equity awards were granted in deferred stock awards that may be earned and vest based on achievement of average same-store cash NOI growth goals over a three-year performance period, subject to continued employment through the applicable vesting date (“Performance-Based DSUs”). Performance-Based DSUs awarded to our NEOs represent a contingent right to receive shares of common stock at a future settlement date, subject to satisfaction of applicable vesting conditions, attainment of specified performance metrics, and/or other restrictions, as set forth in the A&R Incentive Plan and the award agreement. The number of 2022 Performance-Based DSUs that may ultimately become earned and vested will be determined following the conclusion of the performance period on December 31, 2024, at the following levels:

Performance-Based DSUs	Threshold	Target	Maximum
3-Year Average Same-Store Cash NOI Vesting Percentage	50%	100%	150%
No Performance-Based DSUs will vest if the Company’s 3-Year Average Same-Store Cash NOI growth is below the threshold performance goal. The vesting percentage will be calculated using straight-line interpolation if performance falls in between the threshold and target performance goals or between the target and maximum performance goals. The target for the 3-Year Average Same-Store Cash NOI was established by the Compensation Committee at the time of the award.
The 2022 time-based equity awards were granted in restricted stock awards of Class A common stock of the Company that vest ratably over a four-year period, subject to continued employment through the vesting date (“Time-Based RCS”) and will be subject to the terms of the A&R Incentive Plan and the award agreement.
Retirement Savings Opportunities
All full-time employees, including our NEOs, and all part-time employees working at least 20 hours per week, are able to participate in our 401(k) retirement savings plan, or the 401(k) Plan. We provide the 401(k) Plan to allow our employees to save a portion of their cash compensation for retirement in a tax-efficient manner. Under the 401(k) Plan, employees are eligible to defer a portion of their base salary, and we currently make a matching contribution of up to 6% of each participant’s annual base salary, determined by the individual’s contribution and as restricted by the statutory limit.
Health and Welfare Benefits
We provide to all full-time employees, including our NEOs, and part-time employees working at least 30 hours per week, a competitive benefits package, which includes medical, dental, short- and long-term disability insurance, and life insurance plans.
Tax Considerations
Although the Compensation Committee intends to consider the impact of Section 162(m) in structuring compensation programs, it expects its primary focus to continue to be on creating programs that address the needs and objectives of the Company regardless of the impact of Section 162(m). As a result, the Compensation Committee may make awards and structure programs that are non-deductible under Section 162(m).
Summary Compensation Table
The table below summarizes the compensation of our NEOs for the fiscal years ended December 31, 2022, 2021 and 2020:

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)		Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)		Total Compensation ($)(4)
Michael A. Seton Chief Executive Officer	2022	$800,000	$—	$2,000,000		$1,408,904		$190,624	(7)	$4,399,528
	2021	$800,000	$—	$1,800,000		$1,539,000		$755,488		$4,894,488
	2020	$200,000	$270,000	$2,000,000		$—		$47,209		$2,517,209
Kay C. Neely Chief Financial Officer	2022	$470,000	$—	$825,000		$607,037		$96,737	(8)	$1,998,774
	2021	$450,000	$—	$700,000		$645,469		$361,162		$2,156,631
	2020	$112,500	$112,500	$1,000,000		$—		$32,837		$1,257,837
Jon C. Sajeski Chief Investment Officer	2022	$340,000	$—	$275,000		$379,282		$52,008	(9)	$1,046,290
	2021	$325,000	$—	$225,000		$411,563		$173,479		$1,135,042
	2020	$81,250	$227,500	$500,000		$—		$24,286		$833,036
Jason C. Reed Chief Administrative Officer	2022	$340,000	$—	$275,000		$379,282		$52,008	(10)	$1,046,290
	2021	$325,000	$—	$225,000		$430,313		$173,479		$1,153,792
	2020	$81,250	$110,700	$500,000		$—		$24,286		$716,236
Robert R. Labenski Chief Accounting Officer	2022	$122,727	$—	$350,000	(5)	$83,782	(6)	$7,063	(11)	$563,572
Jamie A. Yoakum Former Chief Accounting Officer	2022	$111,250	$—	$200,000		$—		$813,692	(12)	$1,124,942
	2021	$285,000	$—	$150,000		$240,078		$112,643		$787,721
	2020	$71,250	$68,856	$300,000		$—		$20,511		$460,617

(1)On May 12, 2022, the Company terminated the employment of Mr. Yoakum, effective immediately. On July 8, 2022, Mr. Labenski was appointed Chief Accounting Officer of the Company, effective August 3, 2022. Ms. Neely served as Chief Accounting Officer until Mr. Labenski commenced employment.
(2)Represents long term incentive awards. The amounts in this column represent the aggregate grant date fair value in accordance with FASB ASC 718. The assumptions used in determining the grant date fair value are set forth in Note 15 to the Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2022.
(3)Represents the annual cash bonus awards under the Annual Incentive Program paid to the NEOs with respect to the applicable year. See “Elements of Executive Compensation – Annual Incentive Program” for further discussion.
(4)The dollar value in this column for each NEO represents the sum of all compensation reflected in the previous columns.
(5)On August 3, 2022, Mr. Labenski was granted a one-time initial equity award of 42,683 time-based restricted shares of Class A common stock (the "One-Time Initial Equity Award"), which, subject to Mr. Labenski's continuous employment through the applicable vesting date, with certain exceptions, will vest on January 1, 2027. The One-Time Initial Equity Award was granted under and subject to the terms of the A&R Incentive Plan and an award agreement.

(6)Mr. Labenski’s cash bonus opportunity under the Annual Incentive Program for calendar year 2022 was set at a fixed amount equal to the target cash bonus adjusted at the discretion of the Compensation Committee (rather than being based on criteria and goals established and administered by the Board or the Compensation Committee), prorated to reflect the period of employment from commencement of employment on August 3, 2022 through December 31, 2022.
(7)Represents $18,300 in Company 401(k) match and $172,324 in dividends on unvested restricted Class A common stock.
(8)Represents $18,300 in Company 401(k) match and $78,437 in dividends on unvested restricted Class A common stock.
(9)Represents $18,300 in Company 401(k) match and $33,708 in dividends on unvested restricted Class A common stock.
(10)Represents $18,300 in Company 401(k) match and $33,708 in dividends on unvested restricted Class A common stock.
(11)Represents $7,063 in dividends on unvested restricted Class A common stock.
(12)Represents $19,288 in dividends on unvested restricted Class A common stock and $794,404 in severance payments paid or payable to Mr. Yoakum in connection with his departure in May 2022, consisting of (i) $727,500 in cash severance payment equal to the product of his current base salary and target annual bonus, and a severance multiple of 1.5x and (ii) $66,904 of his target annual bonus for the current year prorated for the portion of the year he was employed. See "Severance Plan - Jamie A. Yoakum Termination" for details of the separation payments made to Mr. Yoakum in connection with his departure.
Grants of Plan-Based Awards
The table below sets forth information with respect to plan-based awards in 2022 to our NEOs:

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	Grant Date Fair Value of Awards(1) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock (#)
Michael A. Seton	Cash Bonus	January 3, 2022	540,000	1,080,000	1,620,000	—	—	—	—	$—
	Time-Based RCS(2)	January 3, 2022	—	—	—	—	—	—	121,951	$1,000,000
	Performance-Based DSUs(3)	January 3, 2022	—	—	—	60,976	121,951	182,927	—	$1,000,000
Kay C. Neely	Cash Bonus	January 3, 2022	235,000	470,000	705,000	—	—	—	—	$—
	Time-Based RCS(2)	January 3, 2022	—	—	—	—	—	—	50,305	$412,500
	Performance-Based DSUs(3)	January 3, 2022	—	—	—	25,152	50,305	75,457	—	$412,500
Jon C. Sajeski	Cash Bonus	January 3, 2022	157,500	315,000	472,500	—	—	—	—	$—
	Time-Based RCS(2)	January 3, 2022	—	—	—	—	—	—	16,768	$137,500
	Performance-Based DSUs(3)	January 3, 2022	—	—	—	8,384	16,768	25,152	—	$137,500
Jason C. Reed	Cash Bonus	January 3, 2022	157,500	315,000	472,500	—	—	—	—	$—
	Time-Based RCS(2)	January 3, 2022	—	—	—	—	—	—	16,768	$137,500
	Performance-Based DSUs(3)	January 3, 2022	—	—	—	8,384	16,768	25,152	—	$137,500
Robert R. Labenski	Cash Bonus(4)	August 3, 2022	N/A	83,782	N/A	—	—	—	—	$—
	Time-Based RCS(5)	August 3, 2022	—	—	—	—	—	—	42,683	$350,000
Jamie A. Yoakum	Cash Bonus(6)	January 3, 2022	92,500	185,000	277,500	—	—	—	—	$—
	Time-Based RCS(7)	January 3, 2022	—	—	—	—	—	—	12,195	$100,000
	Performance-Based DSUs(3)(8)	January 3, 2022	—	—	—	6,098	12,195	18,293	—	$100,000

(1)The amounts shown in this column represent the grant date fair value for the long-term incentive awards granted to our NEOs during the covered year calculated in accordance with ASC 718. The assumptions used in determining the grant date fair value are set forth in Note 15 to the Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2022.

(2)Consists of time-based restricted common stock, which, subject to the NEOs continuous employment through the applicable vesting dates, with certain exceptions, will vest ratably over a four-year period ending January 3, 2026. The awards were granted under and subject to the terms of the A&R Incentive Plan and an award agreement.
(3)Consists of Performance-Based DSUs. See "Performance-Based DSUs" above for a further description of the vesting terms for these awards.
(4)Mr. Labenski’s cash bonus for calendar year 2022 was set at a fixed amount equal to the target cash bonus adjusted at the discretion of the Compensation Committee (rather than being based on criteria and goals established and administered by the Board or the Compensation Committee), prorated to reflect the period of employment from commencement of employment on August 3, 2022 through December 31, 2022.
(5)On August 3, 2022, Mr. Labenski was granted the One-Time Initial Equity Award of 42,683 time-based restricted shares of Class A common stock, which, subject to Mr. Labenski's continuous employment through the applicable vesting date, with certain exceptions, will vest on January 1, 2027. The One-Time Initial Equity Award was granted under and subject to the terms of the A&R Incentive Plan and an award agreement.
(6)In connection with his termination from the Company on May 12, 2022, Mr. Yoakum received a cash bonus of $66,904, which was his target annual cash bonus for 2022 prorated for the portion of the year he was employed.
(7)In connection with his termination from the Company on May 12, 2022, Mr. Yoakum received full and immediate vesting of his Time-Based RCS.
(8)In connection with his termination from the Company on May 12, 2022, Mr. Yoakum received pro-rated and immediate vesting of his target Performance-Based DSUs.
Outstanding Equity Awards at Fiscal Year-End
The table below sets forth information with respect to outstanding equity awards held by our NEOs as of December 31, 2022:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Michael A. Seton	430,840	$3,541,505	103,567	(3)	$851,321
			121,951	(4)	$1,002,437
Kay C. Neely	196,119	$1,612,098	40,276	(3)	$331,069
			50,305	(4)	$413,507
Jon C. Sajeski	84,281	$692,790	12,946	(3)	$106,416
			16,768	(4)	$137,833
Jason C. Reed	84,281	$692,790	12,946	(3)	$106,416
			16,768	(4)	$137,833
Robert R. Labenski	42,683	$350,854	—		$—
Jamie A. Yoakum (5)	—	$—	—		$—

(1)These represent Time-Based RCS, which, subject to the NEO's continuous employment through the applicable vesting dates, with certain exceptions, vest as follows:

Mr. Seton (#)	Ms. Neely (#)	Mr. Sajeski (#)	Mr. Reed (#)	Mr. Labenski (#)	Vesting Dates
121,951	50,305	16,768	16,768	—	25% per year on January 3, 2023, 2024, 2025 and 2026
77,675	30,207	9,710	9,710	—	33 1/3% per year on January 8, 2023, 2024 and 2025
231,214	115,607	57,803	57,803	—	100% on December 31, 2024, or, if earlier, on the 15th month anniversary of the date of a “qualified event” (such as a listing of the Company’s stock on a nationally recognized stock exchange or an underwritten public offering of the Company’s stock)
—	—	—	—	42,683	100% on January 1, 2027

(2)There is no public market for our stock. The market value of shares of stock or units that have not yet vested as reported in the table above is calculated as the net asset value of $8.22 per share of our common stock at the end of the last completed fiscal year (calculated as of December 31, 2022) multiplied by the number of shares of stock or units. The actual value realized by the NEO will depend on the market value of shares of stock or units on the date that the awards vest and the actual number of shares of stock or units that vest.
(3)These Performance-Based DSUs represent payout at target, as of December 31, 2022, under our 2021 Annual Incentive Program based on average three-year same-store cash NOI growth during 2021 through 2023. Subject to the NEO's continuous employment through the applicable vesting dates, with certain exceptions, the Performance-Based DSUs, if any, will be issued following the performance period end date of December 31, 2023.
(4)These Performance-Based DSUs represent payout at target, as of December 31, 2022, under our 2022 Annual Incentive Program based on average three-year same-store cash NOI growth during 2022 through 2024. Subject to the NEO's continuous employment through the applicable vesting dates, with certain exceptions, the Performance-Based DSUs, if any, will be issued following the performance period end date of December 31, 2024.
(5)In connection with his termination from the Company on May 12, 2022, Mr. Yoakum received full and immediate vesting of his Time-Based RCS and pro-rated and immediate vesting of his target Performance-Based DSUs.
Option Exercises and Stock Vested
Our NEOs do not have any options outstanding and did not exercise any options in 2022. The following table sets forth information about the vesting of the equity awards held by each of our NEOs during the year ended December 31, 2022:

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael A. Seton	25,892	$212,314
Kay C. Neely	10,069	$82,566
Jon C. Sajeski	3,236	$26,535
Jason C. Reed	3,236	$26,535
Robert R. Labenski	—	$—
Jamie A. Yoakum (3)	60,895	$499,339

(1)If an NEO used share withholding to satisfy the tax obligations with respect to the vesting of equity awards, the number of shares acquired and the value realized were less than the amounts shown.
(2)There is no public market for our stock. The value realized on vesting as reported in the table above is calculated as the net asset value of our common stock on the vesting date.
(3)In connection with his termination from the Company on May 12, 2022, Mr. Yoakum received full and immediate vesting of his Time-Based RCS and pro-rated and immediate vesting of his target Performance-Based DSUs.

Potential Payments Upon Termination or Change in Control
The table below reflects the amount of compensation that each of our NEOs (other than Mr. Yoakum, who was terminated on May 12, 2022) would be entitled to receive under the Employment Arrangements and/or Severance Plan, assuming that such termination was effective as of December 31, 2022. The following amounts are only estimates of the amounts that would be paid out to each NEO upon termination of his or her employment. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. In the event of a termination by the Company for Cause, or by the executive without Good Reason (each as defined in the Employment Agreements and discussed below), including in connection with a change in control, such executive would not be entitled to any of the amounts reflected in the table and would only be entitled to the standard termination benefits provided under his or her Employment Agreement or Severance Plan, as applicable. See “—Employment Agreements” and “—Severance Plan” for further details.

	Termination Without Cause, Voluntary Termination for Good Reason or Termination Following Non-Renewal by the Company (No Change in Control)	Termination Without Cause, Voluntary Termination for Good Reason or Termination Following Non-Renewal by the Company (Change in Control)	Death	Disability
Michael A. Seton
Cash Severance Payment	$4,840,000	$6,720,000	$1,080,000	$1,480,000
Medical/Welfare Benefits	$17,031	$17,031	$17,031	$17,031
Equity-Award Acceleration(1)	$4,638,467	$5,712,902	$5,712,902	$5,712,902
Total	$9,495,498	$12,449,933	$6,809,933	$7,209,933
Kay C. Neely
Cash Severance Payment	$1,880,000	$2,350,000	$470,000	$705,000
Medical/Welfare Benefits	$14,532	$14,532	$14,532	$14,532
Equity-Award Acceleration(1)	$2,046,957	$2,481,344	$2,481,344	$2,481,344
Total	$3,941,489	$4,845,876	$2,965,876	$3,200,876
Jon C. Sajeski
Cash Severance Payment	$1,297,500	$1,625,000	$315,000	$485,000
Medical/Welfare Benefits	$25,244	$25,244	$25,244	$25,244
Equity-Award Acceleration(1)	$834,290	$977,357	$977,357	$977,357
Total	$2,157,034	$2,627,601	$1,317,601	$1,487,601
Jason C. Reed
Cash Severance Payment	$1,297,500	$1,625,000	$315,000	$485,000
Medical/Welfare Benefits	$17,031	$17,031	$17,031	$17,031
Equity-Award Acceleration(1)	$834,290	$977,356	$977,356	$977,356
Total	$2,148,821	$2,619,387	$1,309,387	$1,479,387
Robert R. Labenski
Cash Severance Payment	$912,500	$1,155,000	$185,000	$335,000
Medical/Welfare Benefits	$—	$—	$—	$—
Equity-Award Acceleration(1)	$350,854	$350,854	$350,854	$350,854
Total	$1,263,354	$1,505,854	$535,854	$685,854

(1)Represents all unvested Time-Based RCS and unvested Performance-Based DSUs and associated accrued dividends outstanding as of December 31, 2022, that are eligible for acceleration under the terms of the Employment Agreements and Severance Agreements.
Employment Agreements
As discussed in more detail in our Current Reports on Forms 8-K filed with the SEC on September 30, 2020, we closed on a transaction that provides for the internalization of the external management functions previously performed for us by our former advisor and its affiliates (the "Internalization Transaction"). On July 28, 2020, in connection with the execution of the purchase agreement relating to the Internalization Transaction, Mr. Seton and Ms. Neely entered into Employment Agreements setting forth the terms upon which they would serve as Chief Executive Officer and Chief Financial Officer, respectively. The Employment Agreements with Mr. Seton and Ms. Neely were subsequently amended on June 17, 2022.

Seton Employment Agreement
Pursuant to the terms of Mr. Seton’s Employment Agreement, as amended, Mr. Seton is entitled to, among other things:
•an annual base salary of not less than $800,000;
•an annual cash bonus with a target amount of at least 135% of his annual base salary, based on criteria and goals established by the Board or one of its committees, or the Seton Target Annual Bonus; provided, however, that Mr. Seton’s annual bonus for calendar year 2020 was a fixed amount equal to the Seton Target Annual Bonus (rather than being based on criteria and goals established and administered by the Board or a committee thereof) and was prorated to reflect the period of employment from the Closing of the Internalization Transaction through December 31, 2020;
•in the first quarter of calendar year 2021, an award of time-based restricted stock, or the Seton Time-Based 2021 Award, and an award of performance-based restricted stock units, or the Seton Performance-Based 2021 Award, was granted under the A&R Incentive Plan and award agreements, which are collectively referred to as the Seton 2021 Awards. The combined value of the shares of our common stock underlying the Seton 2021 Awards on the grant date are $1,800,000, with 50% of the grant date value of the Seton 2021 Awards consisting of the Seton Performance-Based 2021 Award and 50% consisting of the Seton Time-Based 2021 Award. The performance objectives and other terms and conditions of the Seton Performance-Based 2021 Award were determined by the Board, and the Seton Time-Based 2021 Award vest ratably over four years following the grant date, subject to Mr. Seton’s continued employment during the applicable vesting dates, with certain exceptions;
•as soon as practicable (but in no event more than 10 days) after the Closing of the Internalization Transaction, a grant of time-based restricted stock with a grant date fair value of $2,000,000, which, subject to the Mr. Seton’s continuous employment through the applicable vesting dates, with certain exceptions, will vest on December 31, 2024, or, if earlier, on the 15th month anniversary of the date of a “Qualified Event” (such as a listing of the Company’s stock on a nationally recognized stock exchange or an underwritten public offering of the Company’s stock). Such award was granted under and subject to the terms of the A&R Incentive Plan and an award agreement;
•participate in all employee benefit programs made available to our employees generally from time to time and to receive certain other perquisites; and
•payments and benefits upon termination of employment without “cause” or by Mr. Seton with “good reason”, or non-renewal of the Employment Agreement, and with an execution of a release of claims as follows: (1) a lump sum cash payment equal to a multiple of two (if the termination does not occur within 12 months after a change in control) or three (if the termination occurs within 12 months after a change in control) of the sum of his then-current base salary and the Seton Target Annual Bonus; (2) a pro-rated annual bonus for the year of termination; (3) vesting of all outstanding equity-based awards that are subject solely to time-based vesting conditions; and (4) if Mr. Seton elects continuation of coverage under our group health plan, continuation of subsidized health care coverage on the same terms as in effect at the time of termination for 18 months or, if earlier, until Mr. Seton becomes eligible for health care coverage from another employer or eligibility for continuation of coverage under any group health plan ends.
Mr. Seton’s Employment Agreement provides that for the 24-month period following a termination of employment for any reason, Mr. Seton will not solicit our employees or exclusive consultants or independent contractors and will not solicit our customers or, in the case of a termination of employment where severance is provided pursuant to the terms of the Employment Agreement, compete with us. The Employment Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of Mr. Seton on the one hand and the Company on the other hand to disparage the other.
Neely Employment Agreement
Pursuant to the terms of Ms. Neely’s Employment Agreement, as amended, Ms. Neely is entitled to, among other things:
•an annual base salary of not less than $450,000;
•an annual cash bonus with a target amount of at least 100% of her annual base salary, based on criteria and goals established by the Board or one of its committees, or the Neely Target Annual Bonus; provided, however, that Ms. Neely’s annual bonus for calendar year 2020 was a fixed amount equal to the Neely Target Annual Bonus (rather than being based on criteria and goals established and administered by the Board or one if its committees) and was prorated to reflect the period of employment from the Closing of the Internalization Transaction through December 31, 2020;
•in the first quarter of calendar year 2021, an award of time-based restricted stock, or the Neely Time-Based 2021 Award, and an award of performance-based restricted stock units, or the Neely Performance-Based 2021 Award was granted under the A&R Incentive Plan and award agreements, which are collectively referred to as the Neely 2021 Awards. The combined value of the shares of our common stock underlying the Neely 2021 Awards on the grant date was $700,000, with 50% of the grant date value of the Neely 2021 Awards consisting of the Neely Performance-Based 2021 Award and 50% consisting of the Neely Time-Based 2021 Award. The performance objectives and other terms and conditions of the Neely Performance-Based 2021 Award were determined by the Board, and the Neely Time-Based 2021 Award vest ratably over four years following the grant date, subject to Ms. Neely’s continued employment during the applicable vesting dates, with certain exceptions.
•as soon as practicable (but in no event more than 10 days) after the Closing of the Internalization Transaction, a grant of time-based restricted stock with a grant date fair value of $1,000,000, which, subject to the Ms. Neely’s continuous employment through the applicable vesting dates, with certain exceptions, will vest on December 31, 2024, or, if earlier, on the 15th month anniversary of the date of a “Qualified Event” (such as a listing of the Company’s stock on a nationally recognized stock exchange or an underwritten public offering of the Company’s stock). Such award was granted under and subject to the terms of the A&R Incentive Plan and an award agreement;
•participate in all employee benefit programs made available to our employees generally from time to time and to receive certain other perquisites; and
•payments and benefits upon termination of employment without “cause” or by Ms. Neely with “good reason”, or non-renewal of the Employment Agreement, and with an execution of a release of claims as follows: (1) a lump sum cash payment equal to a multiple of one and one half (if the termination does not occur within 12 months after a change in control) or two (if the termination occurs within 12 months after a change in control) of the sum of her then-current base salary and the Neely Target Annual Bonus; (2) a pro-rated annual bonus for the year of termination; (3) vesting of all outstanding equity-based awards that are subject solely to time-based vesting conditions; and (4) if Ms. Neely elects continuation of coverage under our group health plan, continuation of subsidized health care coverage on the same terms as in effect at the time of termination for 18 months or, if earlier, until Ms. Neely becomes eligible for health care coverage from another employer or eligibility for continuation of coverage under any group health plan ends.
Ms. Neely’s Employment Agreement provides that for the 12-month period following a termination of employment for any reason, Ms. Neely will not solicit our employees or exclusive consultants or independent contractors and will not solicit our customers or, in the case of a termination of employment where severance is provided pursuant to the terms of the Employment Agreement, compete with us. The Employment Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of Ms. Neely on the one hand and the Company on the other hand to disparage the other.
Offers of Employment
Mr. Sajeski, Mr. Reed and Mr. Labenski have at-will employment relationships with the Company. Their respective offers included the terms and conditions governing their employment, including base salary, annual cash bonus amounts and long term incentive awards, all of which are intended to promote retention and be competitive with our peers, as well as benefits applicable to all employees of the Company.
The Employment Agreements with Mr. Seton and Ms. Neely and the offers of employment to Mr. Sajeski, Mr. Reed and Mr. Labenski are collectively referred to as the “Employment Arrangements”.
Severance Plan
The Company has a severance plan, or the Severance Plan, to provide Jon C. Sajeski, Jason C. Reed and Robert R. Labenski with the opportunity to receive severance protections in connection with a termination of employment. The Severance Plan is primarily intended to help retain these NEOs, to provide appropriate protection that facilitates acting in the interest of the Company’s stockholders in the event of a possible or actual change in control of the Company, to align the Company’s severance arrangements with current market practice and to provide economic security to our NEOs in the event of certain terminations of employment. If a participant’s employment with the Company terminates for any reason, the Company shall provide (or cause to be provided to) the participant his accrued benefits, which consist of any of the following: (a) accrued but unpaid base salary and/or accrued but unused vacation and/or paid time off; (b) vested employee benefits to which the participant is entitled as of the termination; and (c) any reimbursement for necessary, customary or usual business expenses and fees incurred by the participant in accordance with the applicable expense reimbursement policy. If a participant incurs a qualifying termination, the Company shall provide (or cause to be provided to) the participant any earned but unpaid annual bonus relating to the calendar year prior to the year of such termination (provided that, except as otherwise provided in the Employment Arrangements, such participant must remain employed through the last day of the calendar year to which the Annual Bonus relates), a lump sum payment calculated in accordance with the Severance Plan and full and immediate vesting of equity-based incentive awards.

Jamie A. Yoakum Termination
In connection with his termination from the Company on May 12, 2022, Mr. Yoakum received, or will receive, certain benefits in accordance with the Employment Arrangement and the Severance Plan, consisting of (i) $727,500 in cash severance payment equal to the product of his current base salary and target annual bonus, and a severance multiple of 1.5x; (ii) $66,904 equal to his target annual bonus for the current year prorated for the portion of the year he was employed; (iii) full and immediate vesting of his Time-Based RCS in the amount of $437,468; (iv) pro-rated and immediate vesting of his target Performance-Based DSUs in the amount of $44,174; and (v) a $9,588 cash payment relating to dividends on his vested Performance-Based DSUs.
Pay Versus Performance
The following tables and discussion summarize the relationship between NEO compensation actually paid (“Compensation Actually Paid”), as calculated in the manner required by Item 402(v) of Regulation S-K, the values reported in our Summary Compensation Table, and our financial performance results for our last three completed fiscal years. The tables and the associated narrative and graphical disclosure should be viewed together for a more complete presentation of such relationship over the time periods presented.
The calculations and analysis below do not necessarily reflect our approach to aligning executive compensation with performance. For information concerning our compensation philosophy and how we align executive compensation with financial performance, refer to the Compensation Discussion and Analysis on page 17 of this proxy statement.

							Value of initial fixed $100 investment based on:
Year (1)	Summary Compensation Table Total for Principal Executive Officer (PEO)	Compensation Actually Paid to PEO (2)(3)		Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non- PEO NEOs (2)(3)		Total Shareholder Return (7)	Peer Group Total Shareholder Return (8)	Net (Loss) Income (in thousands)	AFFO (9) (in thousands)
2022	$4,399,528	$4,879,114	(4)	$1,155,974	$1,195,369	(4)	$—	$—	$(7,978)	$121,518
2021	$4,894,488	$4,700,748	(5)	$1,308,297	$1,261,201	(5)	$—	$—	$402,660	$135,460
2020	$2,517,209	$2,526,458	(6)	$816,932	$819,591	(6)	$—	$—	$36,776	$122,254

(1)NEOs included in the above compensation columns reflect the following:

Year	PEO	Non-PEOs
2022	Mr. Seton	Ms. Neely, Mr. Sajeski, Mr. Reed, Mr. Labenski, and Mr. Yoakum
2021	Mr. Seton	Ms. Neely, Mr. Sajeski, Mr. Reed, and Mr. Yoakum
2020	Mr. Seton	Ms. Neely, Mr. Sajeski, Mr. Reed, and Mr. Yoakum
(2)The dollar amounts reported represent the amount of “Compensation Actually Paid”, as calculated in the manner required by Item 402(v) of Regulation S-K. Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (a) for Time-Based RSUs (excluding Performance DSUs), the net asset value per share of our common stock on applicable year-end date(s) (there is no public market for our stock) or, in the case of vesting dates, the actual vesting price, and (b) for Performance-Based DSUs, the same valuation methodology as Time-Based RSUs above except year-end values are multiplied by the probability of achievement, based on the most recent results projected thru the term, as of each such date.
(3)For the portion of “Compensation Actually Paid” that is based on year-end net asset value per share of our common stock, the following amounts were used: $8.22, $8.20, and $8.69for the years-ended 2022, 2021, and 2020, respectively.

(4)2022 “Compensation Actually Paid” to Mr. Seton and the average “Compensation Actually Paid” to non-PEOs reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	PEO	Average Non-PEO
Total Reported in 2022 Summary Compensation Table (SCT)	$4,399,528	$1,155,974
Less, value of Stock Awards reported in SCT	$(2,000,000)	$(385,000)
Plus, year-end value of awards granted in 2022 that are unvested and outstanding	$2,471,286	$409,971
Plus, change in fair value of prior year awards that are outstanding and unvested	$8,300	$1,675
Plus, fair value as of vesting date for awards granted and vested in 2022	$—	$22,411
Plus, change in fair value (from prior year-end) of prior year awards that vested in 2022	$—	$—
Less, prior year fair value of prior year awards that failed to vest this year	$—	$(9,662)
Total adjustments	$479,586	$39,395
Compensation Actually Paid for Fiscal Year 2022	$4,879,114	$1,195,369
(5)2021 “Compensation Actually Paid” to Mr. Seton and the average “Compensation Actually Paid” to non-PEOs reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	PEO	Average Non-PEO
Total Reported in 2021 Summary Compensation Table (SCT)	$4,894,488	$1,308,297
Less, value of Stock Awards reported in SCT	$(1,800,000)	$(325,000)
Plus, year-end value of awards granted in 2021 that are unvested and outstanding	$1,719,555	$310,476
Plus, change in fair value of prior year awards that are outstanding and unvested	$(113,295)	$(32,572)
Plus, change in fair value (from prior year-end) of prior year awards that vested in 2021	$—	$—
Less, prior year fair value of prior year awards that failed to vest this year	$—	$—
Total adjustments	$(193,740)	$(47,096)
Compensation Actually Paid for Fiscal Year 2021	$4,700,748	$1,261,201
(6)2020 “Compensation Actually Paid” to Mr. Seton and the average “Compensation Actually Paid” to non-PEOs reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	PEO	Average Non-PEO
Total Reported in 2020 Summary Compensation Table (SCT)	$2,517,209	$816,932
Less, value of Stock Awards reported in SCT	$(2,000,000)	$(575,000)
Plus, year-end value of awards granted in 2020 that are unvested and outstanding	$2,009,249	$577,659
Plus, change in fair value of prior year awards that are outstanding and unvested	$—	$—
Plus, change in fair value (from prior year-end) of prior year awards that vested in 2020	$—	$—
Less, prior year fair value of prior year awards that failed to vest this year	$—	$—
Total adjustments	$9,249	$2,659
Compensation Actually Paid for Fiscal Year 2020	$2,526,458	$819,591
(7)Not applicable. We are a public, non-traded REIT. There is no public market for our stock.

(8)Not applicable. We are a public, non-traded REIT. There is no public market for our stock.
(9)Non-GAAP financial measure. For definitions and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures, see Appendix A.
Pay Versus Performance Descriptive Disclosure
The following charts detail the relationship between "Compensation Actually Paid" to our PEO and non-PEO NEOs and our net (loss) income, AFFO and same store cash NOI. All dollar amounts are in thousands.

Compensation Actually Paid vs. Net (Loss) Income
$5,600
$4,800
$4,000
$3,200
$2,400
$1,600
$800
$—
Compensation Actually Paid
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$—
$(50,000)
Net (Loss) Income
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to non-PEO NEOs
Net (Loss) Income

Net income for 2021 includes the operations of our data center properties segment from January 1, 2021 through July 22, 2021 and the gain on sale that was recognized as a result of the transaction.

Compensation Actually Paid vs. AFFO
Compensation Actually Paid
$5,600
$4,800
$4,000
$3,200
$2,400
$1,600
$800
$—
$144,000
$136,000
$128,000
$120,000
$112,000
AFFO
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to non-PEO NEOs
AFFO

AFFO for 2021 includes the operations of our data center properties segment from January 1, 2021 through July 22, 2021.

Compensation Actually Paid vs. Same Store Cash NOI
$5,600
$4,800
$4,000
$3,200
$2,400
$1,600
$800
$—
Compensation Actually Paid
$150,000
$148,500
$147,000
$145,500
$144,000
Same Store Cash NOI
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to non-PEO NEOs
Same Store Cash NOI

The following unranked list of performance measures reflects our most important performance measures used by us to link Compensation Actually Paid for fiscal year 2022 to our performance. Each of these financial performance measures is further described and defined in the Compensation Discussion and Analysis section of this proxy statement.

Most Important Performance Measures for 2022

AFFO (Company-Selected Measure)
G&A Expense
Acquisition Volume
CEO Pay Ratio
Pursuant to rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Company is required to disclose the ratio of the annual total compensation for its CEO to the median annual total compensation for its employees other than the CEO. The Company identified the median employee by examining its payroll records for 2022 for all individuals other than the CEO that were employed by the Company at December 31, 2022. Compensation for employees that began employment during the year was annualized based on rate of pay (whether salary or hourly) applied to a full year.
As of December 31, 2022, the Company had 54 employees. These employees are all located within the United States and are comprised of Company officers, accountants, information technology staff, acquisition staff, investment management, property management and employees with various other roles and responsibilities. At December 31, 2022, the Company identified its median employee as one making $98,531 per year. For 2022, the Company's CEO, Mr. Seton, had an annual total compensation of $4,399,528. This amount is comprised of several components, as reflected in the Summary Compensation Table on page 24. Additional information concerning Mr. Seton’s total compensation is provided in the Compensation Discussion and Analysis. The ratio of the CEO compensation to median employee pay at December 31, 2022, was 45:1.
Risk Considerations in our Compensation Program
The Compensation Committee has assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are likely to have a material adverse effect on us. Following the assessment, the Compensation Committee determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on the Company.
Compensation Committee Interlocks and Insider Participation
No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function, or in the absence of any such committee, the Board) of any other entity that has one of its executive officers serving or having served as a member of the Board or Compensation Committee.

Compensation Committee Report
The Compensation Committee of the Board of Directors ("the Board") of Sila Realty Trust, Inc. (the "Company") has reviewed and discussed with management the Compensation Discussion and Analysis included in the Company's Proxy Statement. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
By the Compensation Committee of the Board:

Adrienne Kirby (Chair)
Verett Mims
Roger Pratt

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans and Unregistered Sales of Equity Securities
On March 6, 2020, the Board approved the A&R Incentive Plan, pursuant to which we have the authority and power to grant awards of restricted shares of our Class A common stock to our directors, officers and employees, employees of our former advisor and its affiliates, employees of entities that provide services to us, directors of our former advisor or of entities that provide services to us, certain of our consultants and certain consultants to our former advisor and its affiliates or to entities that provide services to us. The Board authorized a total of 5,000,000 shares of Class A common stock for issuance under the A&R Incentive Plan on a fully diluted basis at any time.
The following table provides information regarding the A&R Incentive Plan as of December 31, 2022:

Plan Category	Number of Securities to Be Issued upon Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	—	—	3,338,537
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	3,338,537
The shares described above were not registered under the Securities Act and were issued in reliance on Section 4(a)(2) of the Securities Act.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
The following table sets forth information as of the record date, regarding the beneficial ownership of our common stock by each person known by us to own 5.0% or more of the outstanding shares of any class of our common stock, each of our directors, each NEO, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 169,764,014 shares of Class A common stock outstanding (including restricted Class A common stock), as of the record date. As of the date of this proxy statement, there were no executive officers, directors, or other beneficial owners holding any shares of Class I common stock, Class T common stock, and Class T2 common stock.

Name of Beneficial Owner (1)	Number of Class A Shares of Common Stock Beneficially Owned (2)	Percentage of All Class A Common Stock
Directors
Michael A. Seton (3)	562,210	*
Jonathan Kuchin (4)	73,261	*
Randall Greene	55,394	*
Adrienne Kirby (5)	20,708	*
Roger Pratt (6)	39,383	*
Ronald Rayevich	48,912	*
Jamie Behar (7)	11,677	*
Verett Mims (8)	11,677	*
NEOs
Kay C. Neely (9)	252,411	*
Jon C. Sajeski (10)	103,023	*
Jason C. Reed (11)	99,981	*
Robert R. Labenski (12)	57,890	*
Jamie A. Yoakum	41,238	*
All officers and directors as a group (13 persons)	1,377,765	*

*    Represents less than 1% of the outstanding Class A common stock.
(1)The address of each beneficial owner listed is Sila Realty Trust, Inc., 1001 Water St., Suite 800 Tampa, Florida 33602.
(2)Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days following the record date. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(3)Includes 512,845 Time-Based RCS of Class A common stock granted under the A&R Incentive Plan that had not vested as of March 28, 2023.
(4)Includes 14,997 restricted shares of our Class A common stock issued to the beneficial owner in connection with his re-elections to the Board and restricted shares of our Class A common stock granted under the A&R Incentive Plan that had not vested as of March 28, 2023.
(5)Includes 10,976 restricted shares of our Class A common stock issued to the beneficial owner in connection with her re-election to the Board and restricted shares of our Class A common stock granted under the A&R Incentive Plan that had not vested as of March 28, 2023.
(6)Includes 14,956 restricted shares of our Class A common stock issued to the beneficial owner in connection with his re-elections to the Board and restricted shares of our Class A common stock granted under the A&R Incentive Plan that had not vested as of March 28, 2023.
(7)Includes 10,976 restricted shares of our Class A common stock issued to the beneficial owner in connection with her initial election to the Board and restricted shares of our Class A common stock granted under the A&R Incentive Plan that had not vested as of March 28, 2023.

(8)Includes 10,976 restricted shares of our Class A common stock issued to the beneficial owner in connection with her initial election to the Board and restricted shares of our Class A common stock granted under the A&R Incentive Plan that had not vested as of March 28, 2023.
(9)Includes 232,781 Time-Based RCS of Class A common stock granted under the A&R Incentive Plan that had not vested as of March 28, 2023.
(10)Includes 96,623 Time-Based RCS of Class A common stock granted under the A&R Incentive Plan that had not vested as of March 28, 2023.
(11)Includes 93,581 Time-Based RCS of Class A common stock granted under the A&R Incentive Plan that had not vested as of March 28, 2023.
(12)Includes 57,890 Time-Based RCS of Class A common stock granted under the A&R Incentive Plan that had not vested as of March 28, 2023.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires each director, officer and individual beneficially owning more than 10% of a registered security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2022, or written representations that no additional forms were required, to the best of our knowledge, all of the filings by the Company’s directors and executive officers were made on a timely basis, except that a Form 4 was inadvertently filed late by Ms. Neely and each of Messrs. Seton, Sajeski, Reed and Yoakum.
AUDIT COMMITTEE REPORT
Independent Auditors
KPMG LLP (“KPMG”) is the independent registered public accounting firm selected by our Audit Committee for the fiscal year ended December 31, 2022. KPMG has served as our independent registered public accounting firm since 2014. The Audit Committee reserves the right, however, to select new auditors at any time in the future in its discretion if it deems such decision to be in the best interests of the Company. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws. KPMG representatives will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. In addition, KPMG representatives will be available to respond to appropriate questions posed by any stockholders.
During the year ended December 31, 2021 through the most recent fiscal year ended December 31, 2022, neither the Company nor anyone on its behalf consulted with KPMG regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements; or (3) any matter that was either the subject of a disagreement or event identified in response to Item 304(a)(1) of Regulation S-K (there being none).
The Audit Committee reviewed the audit and non-audit services performed by KPMG, as well as the fees charged by KPMG for such services. In its review of the non-audit services and fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of KPMG. The aggregate fees billed to us for professional accounting services by KPMG for the years ended December 31, 2022 and December 31, 2021, are respectively set forth in the table below.

	Year Ended December 31, 2022	Year Ended December 31, 2021
Audit fees	$781,750	$759,250
Audit-related fees	—	—
Tax fees	184,500	127,807
All other fees	—	—
Total	$966,250	$887,057
For purpose of the preceding table, the professional fees are classified as follows:
•Audit fees - These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the independent auditors in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC, and audits of acquired properties or businesses or statutory audits for our subsidiaries or affiliates.
•Audit-related fees - These are fees for assurance and related services that traditionally are performed by independent auditors, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute.
•Tax fees - These are fees for all professional services performed by professional staff, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.
•All other fees - These are fees for other permissible work performed that do not meet the above-described categories, including a subscription to an accounting research website.
Pre-Approval Policies
The Audit Committee’s charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the Audit Committee.
All requests for services to be provided by the independent auditor that do not require specific pre-approval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditors.
Requests to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. All amounts require specific pre-approval by the Audit Committee prior to the engagement of KPMG. All amounts specifically pre-approved by the chair of the Audit Committee in accordance with this policy, are to be disclosed to the full Audit Committee at the next regularly scheduled meeting.
All services rendered by KPMG for the years ended December 31, 2022 and December 31, 2021 were pre-approved in accordance with the policies and procedures described above.

Report of the Audit Committee
Pursuant to the Audit Committee charter adopted by the Board of Directors (the "Board") of Sila Realty Trust, Inc. (the "Company"), the Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting that management has established and the audit and financial-reporting process. The Audit Committee is composed of three independent directors. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing, and the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee’s role does not provide any special assurance with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the 2022 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company.
The Audit Committee reviewed with KPMG its judgments as to the quality and the acceptability of the financial statements and the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and other matters required by the Audit Committee charter. In addition, the Audit Committee has received the written disclosures and the letter from KPMG required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm its independence from the Company and its management. When considering the independence of KPMG, the Audit Committee considered whether its array of services to the Company beyond those rendered in connection with its audit of our consolidated financial statements and reviews of the Company’s consolidated financial statements, including the Company’s quarterly reports on Form 10-Q, was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for these services to, KPMG.
The Audit Committee discussed with KPMG the overall scope and plans for the audit. The Audit Committee meets periodically with KPMG, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.
In reliance on these reviews and discussions, the Audit Committee recommended to the Board that the 2022 audited financial statements of the Company that were included in the Annual Report on Form 10-K for the year ended December 31, 2022, be filed with the SEC on March 16, 2023. The Audit Committee also reappointed, and the Board has approved, KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Audit Committee of the Board:
Z. Jamie Behar (Chair)
Jonathan Kuchin
Verett Mims

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
Transactions with Related Persons
The Company did not have any transactions with related parties during 2022.

Review, Approval or Ratification of Transactions with Related Persons
The Board has adopted a written policy governing the approval of related party transactions. “Related Party Transactions” are transactions in which Sila is a participant, the amount involved exceeds $120,000 and a “Related Party” had, has or will have a direct or indirect material interest. “Related Parties” are Sila’s directors (including any nominees for election as directors), its executive officers, any stockholder who beneficially owns more than 5% of Sila’s outstanding common stock, and any immediate family member of any of the foregoing persons. Under the Related Party Transactions Policies and Procedures, the "Disinterested Members" of the Audit Committee (i.e., those members of the Audit Committee who have no, and whose immediate family members have no, direct or indirect material interest in the potential related party transaction at issue) review potential related party transactions for approval or ratification. If, however, the Chief Executive Officer determines that it is impractical or undesirable to wait until the next Audit Committee meeting, the Chairperson of the Audit Committee shall have the authority to act on behalf of the Audit Committee in approving or ratifying a Related Party Transaction (unless the Chairperson of the Audit Committee is a Related Party in the Related Party Transaction). In determining whether to approve a Related Party Transaction, the Audit Committee (or, as applicable, the Chairperson of the Audit Committee) will consider, among other things, whether there are demonstrable business reasons for entering into the transaction, whether the transaction is in (or not inconsistent with) the best interests of Sila and its stockholders, the potential effect of entering into the transaction on a director’s independence, and whether the transaction would present a conflict of interest for any director, officer or employee of Sila.
PROPOSAL NO. 2 — NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding advisory resolution approving the compensation paid to our NEOs described in this proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEO compensation. Approval of this non-binding advisory resolution will be secured by an affirmative vote of a majority of the votes cast with respect to this proposal. Any shares not voted, whether by abstention, broker non-vote or otherwise, have no impact on the vote.
In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on a non-binding advisory basis, the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”
We are asking our stockholders to indicate their support for the compensation of our NEOs. This non-binding advisory vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our NEOs and our policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative disclosure.
While this vote is advisory and will be non-binding, the Board and the Compensation Committee value the opinions of our stockholders and intend to take the results of the vote on this proposal into account in future decisions regarding the compensation of our named executive officers.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF A NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED HEREIN.
PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee selected and appointed the firm of KPMG to act as our independent registered public accounting firm for the year ending December 31, 2023. Ratification of the appointment of KPMG requires the affirmative vote of a majority of the votes cast in person or by proxy at a meeting at which a quorum is present. Any shares not voted, whether by abstention, broker non-vote or otherwise, have no impact on the vote.

Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, our Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.
Representatives of KPMG are expected to be available during the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders. Please see the section entitled “Audit Committee Report - Independent Auditors” in this proxy statement for the aggregate fees billed to us for professional accounting services by KPMG for the years ended December 31, 2022 and December 31, 2021.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.
STOCKHOLDER PROPOSALS
Stockholder Proposals in the Proxy Statement. Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2024 Annual Meeting of Stockholders, the proposal must be received at our principal executive offices no later than December 13, 2023. If the date of the 2024 Annual Meeting changes by more than thirty (30) days from the date that is the first anniversary of the Annual Meeting, then the deadline is a reasonable time before the Company begins to print and mail proxy materials for the 2024 Annual Meeting.
Stockholder Proposals and Nominations for Directors to be Presented at Meetings. If a stockholder wishes to present a proposal at the 2024 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2024 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Chief Financial Officer, Executive Vice President, Treasurer and Secretary, Kay C. Neely, at our offices no earlier than November 13, 2023, and no later than 5:00 p.m., Eastern Time, on December 13, 2023; provided, however, that in the event that the date of the 2024 Annual Meeting of Stockholders is advanced or delayed by more than thirty days from May 23, 2024, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2024 Annual Meeting of Stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2024 Annual Meeting of Stockholders, as originally convened, or the tenth day following the day on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals. Stockholders are advised to review the Company’s bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.
Universal Proxy. In addition, in order to comply with the SEC’s universal proxy rules, any stockholder who intends to solicit proxies in support of director nominees other than our nominees for the 2024 Annual Meeting of Stockholders must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act no later than March 24, 2024, including providing a statement that such stockholder intends to solicit the holders of shares of the Company’s common stock representing at least 67% of the voting power of the common stock entitled to vote on the election of directors. If the 2024 Annual Meeting of Stockholders of the Company is changed by more than thirty calendar days from May 23, 2024, stockholders must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act no later than the later of sixty calendar days prior to the date of the 2024 Annual Meeting of stockholders or the tenth calendar day following the day on which public announcement of the date of the 2024 Annual Meeting of stockholders is first made.
ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, was distributed to stockholders on or about April 11, 2023.

ANY STOCKHOLDER WHO DID NOT RECEIVE A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR WOULD LIKE ADDITIONAL COPIES, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, SHALL BE FURNISHED A COPY

WITHOUT CHARGE UPON WRITTEN REQUEST TO: SILA REALTY TRUST, INC., 1001 WATER ST., SUITE 800, TAMPA, FLORIDA 33602, ATTENTION: SECRETARY.
OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.
You may also obtain our other SEC filings and certain other information concerning us through the Internet at www.sec.gov and www.silarealtytrust.com. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

Sincerely,
By Order of the Board

Kay C. Neely
Chief Financial Officer, Executive Vice President, Treasurer and Secretary
PLEASE VOTE - YOUR VOTE IS IMPORTANT

APPENDIX A
Use of Non-GAAP Information
Net operating income, or NOI, a non-GAAP financial measure, is defined as rental revenue, less rental expenses, on an accrual basis, which excludes general and administrative expenses, depreciation and amortization, impairment losses, gain on real estate disposition from continuing operations, interest and other expense, net, and income from discontinued operations. The Company believes that net operating income serves as a useful supplement to net (loss) income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis.
The Company defines Cash NOI, a non-GAAP financial measure, as NOI for its properties, excluding the impact of GAAP adjustments to rental revenue and rental expense, consisting of straight-line rental income, net of write-offs, amortization of lease related intangibles and ground leases, and intercompany property management fees, then including deferred rent received in cash, and is used to evaluate the cash-based performance of the Company's real estate portfolio.
The Company generates its net operating income from property operations. In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development, re-development, or classified as held for sale. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and readily observe the expected effects of new acquisitions and dispositions on net (loss) income. The number of same store properties was 118 for the year ended December 31, 2022 and 2021.
Same store cash NOI is calculated to exclude non-same store cash NOI.
The Company believes that NOI and Cash NOI both serve as useful supplements to net (loss) income because they allow investors and management to measure unlevered property-level operating results and to compare these results to the comparable results of other real estate companies on a consistent basis. The Company uses both NOI and Cash NOI to make decisions about resource allocations and to assess the property-level performance of the real estate portfolio. As an indicator of financial performance, neither metric should be considered as an alternative to net (loss) income, determined in accordance with GAAP. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, both metrics should be evaluated in conjunction with net (loss) income as presented in the consolidated financial statements included on the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2023.

The following are reconciliations from NOI, Cash NOI and same store Cash NOI to net (loss) income attributable to common stockholders, which is the most directly comparable GAAP financial measure, for the years ended December 31, 2022 and 2021 (amounts in thousands):

	Year Ended December 31,
	2022	2021
Rental revenue	$179,986	$172,838
Rental expenses	(17,950)	(17,712)
Net operating income	162,036	155,126
Adjustments:
Straight-line rental income, net of write-offs	(7,261)	(13,156)
Amortization of above (below) market lease intangibles, including ground leases	1,044	1,108
Intercompany property management fee	5,220	5,007
Deferred rent	1,535	—
Cash NOI	162,574	148,085
Non-same store cash NOI	(13,036)	(3,559)
Same store cash NOI	149,538	144,526
General and administrative expenses	(22,079)	(21,388)
Depreciation and amortization	(77,199)	(70,259)
Impairment losses	(47,424)	(27,837)
Gain on real estate disposition	460	89
Interest and other expense, net	(23,772)	(34,515)
Income from discontinued operations	—	401,444
Straight-line rental income, net of write-offs	7,261	13,156
Amortization of above (below) market lease intangibles, including ground leases	(1,044)	(1,108)
Intercompany property management fee	(5,220)	(5,007)
Deferred rent	(1,535)	—
Non-same store cash NOI	13,036	3,559
Net (loss) income attributable to common stockholders	$(7,978)	$402,660
Funds From Operations, or FFO, Core Funds From Operations, or Core FFO, and AFFO are non-GAAP financial measures. We define FFO, consistent with NAREIT’s definition, as net (loss) income (calculated in accordance with GAAP), excluding gains (or losses) from sales of real estate assets and impairments of real estate assets, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. To date, we do not have any investments in unconsolidated partnerships or joint ventures.
We, along with many of our peers in the real estate industry, consider FFO to be an appropriate supplemental measure of a REIT’s operating performance, because it is based on a net income (loss) analysis of real estate portfolio performance that excludes non-cash items such as real estate depreciation and amortization and real estate impairments, which we believe provides a useful understanding of our performance to the investors and to our management, and when compared to year over year, FFO reflects the impact on our operations from trends in occupancy.
We calculate Core FFO by adjusting FFO to remove the effect of items that are not expected to impact our operating performance on an ongoing basis and consider it to be a useful supplemental measure because it provides investors with additional information to understand our sustainable performance. These include severance arrangements, write offs of previously recorded straight-line rents, amortization of above- and below-market leases (including ground leases) and loss on extinguishment of debt.

We calculate AFFO by adjusting Core FFO for the following items included in the determination of GAAP net (loss) income: deferred rent, current period straight-line rent, discount amortization related to the deferred liability in connection with the Internalization Transaction, amortization of deferred financing costs and stock-based compensation.
Presentation of this information is intended to assist management and investors in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO, Core FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO, Core FFO and AFFO are not necessarily indicative of cash flows available to fund cash needs and should not be considered as an alternative to net (loss) income as an indication of our performance, as an indication of our liquidity, or indicative of funds available for our cash needs, including our ability to make distributions to our stockholders. FFO, Core FFO and AFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods. All of our non-GAAP financial measures should be reviewed in conjunction with other measurements as an indication of our performance. The method used to evaluate the value and performance of real estate under GAAP should be considered as a more relevant measure of operating performance and considered more prominent than the non-GAAP financial measures presented here.
The following is a reconciliation of net (loss) income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO, Core FFO and AFFO for the years ended December 31, 2022 and 2021 (amounts in thousands, except share data and per share amounts):

	Year Ended December 31,
	2022	2021
Net (loss) income attributable to common stockholders	$(7,978)	$402,660
Adjustments:
Depreciation and amortization	77,099	81,999
Gain on real estate disposition from continuing operations	(460)	(89)
Gain on real estate dispositions from discontinued operations	—	(395,801)
Impairment losses	47,424	27,837
FFO	$116,085	$116,606
Adjustments:
Severance arrangements	889	56
Write off of straight-line rent related to prior periods	2,434	70
Amortization of above (below) market lease intangibles, including ground leases	1,044	(434)
Loss on extinguishment of debt	3,367	28,751
Core FFO	$123,819	$145,049
Adjustments:
Deferred rent	1,535	—
Straight-line rental income	(9,695)	(15,665)
Amortization of discount of deferred liability	—	272
Amortization of deferred financing costs	1,679	3,425
Stock-based compensation	4,180	2,379
AFFO	$121,518	$135,460

APPENDIX B

DIRECTOR INDEPENDENCE

The board of directors (the “Board”) has determined that, to be considered independent, our directors meet the current independence and qualifications requirements of the New York Stock Exchange (“NYSE”).

For a director to be independent under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the company, or its subsidiaries or affiliates, either directly or as a partner, stockholder or officer of an organization that has a relationship with the company or its subsidiaries or affiliates.

To assist the Board in making determinations of director independence consistent with requirements under applicable securities laws and regulations and the NYSE listing rules, the Board has adopted the following standards.

A director who meets all of the following categorical standards will be presumed to be “independent”:

•The director is not, and has not been within the last three years, employed by the Company and has no immediate family member who is or has been an executive officer of the Company within the last three years.

•During any 12-month period within the last three years, the director has not received, nor have his or her immediate family members received, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by an immediate family member for service as an employee of the Company (other than as an executive officer) need not be considered in determining independence under this test.

•The director is not a current partner or employee of a firm that is the Company’s internal or external auditor. If the director was within the last three years a partner or employee of such firm, the director did not personally work on the Company’s audit during that time. Furthermore, the director has no immediate family member who (i) is a current partner of such firm; (ii) is a current employee of such firm and personally works on the Company’s audit; or (iii) was within the last three years a partner or employee of the firm and personally worked on the Company’s audit during that time.

•Neither the director nor his or her immediate family member is or has been within the last three years, employed as an executive officer by a company where a current Company executive officer at the same time serves or served on that company’s compensation committee.

•The director is not a current employee, nor is his or her immediate family member a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. The Company will also apply this standard to contributions made by the Company to tax-exempt organizations in which the director serves as an executive officer.

“Immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. The term does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Although a director who meets all of the above standards will be presumed to be independent, the Board will consider all relevant facts and circumstances which may give rise to a material relationship with the Company and, based upon such review, may determine in its discretion that a director is not independent.

The NYSE requires listed companies to have a majority of independent directors.

B-1

Sila realty trust

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/SILA** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-307-6114** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions **LIVE AGENT** Call **1-866-307-6114** • Speak to a live agent and vote on a recorded line
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

PROXY TABULATOR
PO BOX 8035
CARY, NC 27512-9916

Sila Realty Trust, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 28, 2023

TIME: Tuesday, May 23, 2023, 1:00 PM, Eastern Time
PLACE: 1001 Water Street, Suite 800, Tampa, FL 33602

This proxy is being solicited on behalf of the Board of Directors

The undersigned stockholder of Sila Realty Trust, Inc. a Maryland corporation (the "Company"), hereby appoints Michael A. Seton, President and Chief Executive Officer, and Kay C. Neely, Executive Vice President, Chief Financial Officer, Treasurer and Secretary, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at 1001 Water Street, Suite 800, Tampa, Florida 33602, on Tuesday, May 23, 2023, at 1:00 p.m. Eastern Time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of 2023 Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director and "FOR" each of the other proposals as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any postponement or adjournment thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. Your shares cannot be voted unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Sila Realty Trust, Inc.

Annual Meeting of Stockholders

Please make your marks like this: X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL		YOUR VOTE		
1.	The election of six directors to hold office until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify.	FOR	AGAINST	ABSTAIN
	1.01 Z. Jamie Behar	☐	☐	☐
	1.02 Adrienne Kirby	☐	☐	☐
	1.03 Jonathan Kuchin	☐	☐	☐
	1.04 Verett Mims	☐	☐	☐
	1.05 Roger Pratt	☐	☐	☐
	1.06 Michael Seton	☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	The approval (on a non-binding advisory basis) of our executive compensation as described in this proxy statement (say-on-pay).	☐	☐	☐
3.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.			

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date